UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 12, 2012

Motors Liquidation Company GUC Trust

(Exact Name of Registrant as Specified in Charter)

Delaware	1-43	45-6194071
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Wilmington Trust Company, as trust administrator and trustee Attn: David A. Vanaskey Jr., Vice President Rodney Square North 1100 North Market Street Wilmington, Delaware		19890-1615
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (302) 636-6019

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

The Motors Liquidation Company GUC Trust, or the GUC Trust, is filing this Current Report on Form 8-K, or Form 8-K, to provide certain disclosures in connection with the change of form of the GUC Trust Units (as defined below) to global form, registered in the name of The Depository Trust Company, or DTC, or its nominee, pursuant to a no-action letter granted by the staff of the Securities and Exchange Commission, or the SEC. A glossary of defined terms used in this Form 8-K is provided beginning on page 51.

Forward-Looking Statements

This Form 8-K contains forward-looking statements about the assets, financial condition and prospects of the GUC Trust. Actual results could differ materially from those indicated by the forward-looking statements because of various risks and uncertainties, including, without limitation, the resolution of the Disputed General Unsecured Claims (as defined below), the outcome of and the ultimate recovery on the Term Loan Avoidance Action (as defined below), any related incurrence of Allowed General Unsecured Claims (as defined below), the GUC Trust’s incurrence of professional fees and other expenses in connection with administration of the GUC Trust, economic conditions, changes in tax and other governmental rules and regulations applicable to the GUC Trust, fluctuations in the market price of the New GM Securities (as defined below) and other risks, as well as various risks and uncertainties associated with New GM (as defined below), as described in New GM’s periodic and current reports filed under the Securities Exchange Act of 1934, as amended, or Exchange Act. These risks and uncertainties are beyond the ability of the GUC Trust to control, and in many cases, risks and uncertainties that could cause actual results to differ materially from those indicated by the forward-looking statements cannot be predicted. When used in this Form 8-K, the words “believes,” “estimates,” “plans,” “expects,” “intends,” and “anticipates” and similar expressions are intended to identify forward-looking statements.

Purpose of the GUC Trust and Plan of Liquidation

The GUC Trust was formed on March 30, 2011 as a statutory trust under the Delaware Statutory Trust Act, as amended, or the Delaware Act, upon the execution of the Motors Liquidation Company GUC Trust Agreement, or the GUC Trust Agreement (a copy of which, as amended and restated, is attached as Exhibit 99.1 hereto), by Motors Liquidation Company, or MLC, MLC of Harlem, Inc., MLCS, LLC, MLCS Distribution Corporation, Remediation and Liability Management Company, Inc. and Environmental Corporate Remediation Company, Inc., Wilmington Trust Company, not in its individual capacity but solely in its capacity as trust administrator and trustee of the GUC Trust, or the GUC Trust Administrator, and FTI Consulting, Inc., solely in its capacity as trust monitor of the GUC Trust, or the GUC Trust Monitor, and upon the filing of the Certificate of Trust of Motors Liquidation Company GUC Trust with the Office of the Secretary of State of the State of Delaware.

The GUC Trust has no officers, directors or employees. The GUC Trust is administered by the GUC Trust Administrator, which is authorized by the GUC Trust Agreement to engage professionals, or Trust Professionals, to assist the GUC Trust Administrator in the administration of the GUC Trust. Accordingly, the GUC Trust and GUC Trust Administrator rely on receiving accurate information, reports and other representations from (i) the Trust Professionals and (ii) the GUC Trust Monitor. Notwithstanding such reliance, the GUC Trust Administrator is ultimately responsible for the disclosure provided in this Form 8-K. Among other rights and duties, pursuant and subject to the GUC Trust Agreement, the GUC Trust Administrator has the powers and authority as set forth in the GUC Trust Agreement, including, without limitation, the power and authority to hold, manage, sell, invest and distribute the assets comprising the corpus of the GUC Trust, prosecute and resolve objections to Disputed General Unsecured Claims, take all necessary actions to administer the wind-down of the affairs of the Debtors (as defined below), and resolve and satisfy (to the extent allowed) any Residual Wind-Down Claims (as defined below). The activities of the GUC Trust Administrator are overseen by the GUC Trust Monitor. As further described below, the GUC Trust was formed for the purposes of implementing the Plan (as defined below) as a post-confirmation successor to MLC and resolving Disputed General Unsecured Claims against MLC and its affiliated debtors and debtors-in-possession, or the Debtors, and winding-down the Debtors’ affairs, with no objective to engage in the conduct of a trade or business. The GUC Trust is a post-confirmation successor to MLC within the meaning of Section 1145 of title 11 of the United States Code, or the Bankruptcy Code.

Background: The General Motors Corporation Bankruptcy

General Motors Corporation, or Old GM, which is also known as MLC, and certain of its direct and indirect subsidiaries Chevrolet-Saturn of Harlem, Inc., n/k/a MLC of Harlem, Inc., Saturn, LLC, n/k/a MLCS, LLC and Saturn Distribution Corporation, n/k/a MLCS Distribution Corporation filed voluntary petitions for relief under chapter 11 of the Bankruptcy Code, in the United States Bankruptcy Court for the Southern District of New York, or the Bankruptcy Court, on June 1, 2009. On October 9, 2009, Remediation and Liability Management Company, Inc. and Environmental Corporate Remediation Company, Inc. filed voluntary petitions for relief under chapter 11 of the Bankruptcy Code with the Bankruptcy Court. The chapter 11 cases commenced by the filing of the petitions discussed above are collectively referred to as the Chapter 11 Cases.

On July 5, 2009, the Bankruptcy Court authorized the sale of substantially all of the assets of the Debtors to an acquisition vehicle principally formed by the United States Department of the Treasury, or the U.S. Treasury. On July 10, 2009, the acquisition vehicle, NGMCO, Inc., acquired substantially all of the assets and assumed certain liabilities of the Debtors pursuant to a Master Sale and Purchase Agreement, or, as amended, the MSPA, among Old GM and certain of its debtor subsidiaries and NGMCO, Inc., in a transaction under Section 363 of the Bankruptcy Code, or the 363 Transaction. In connection with the 363 Transaction, Old GM changed its name to Motors Liquidation Company and the acquisition vehicle changed its name to General Motors Company, or New GM.

The primary consideration provided by New GM to the Debtors under the MSPA was 150 million shares of common stock of New GM, or the New GM Common Stock, issued by New GM to MLC, amounting to approximately 10% of the outstanding New GM Common Stock at the time of the closing of the 363 Transaction, a series of warrants to MLC to acquire 136,363,635 newly issued shares of New GM Common Stock with an exercise price set at $10.00 per share, expiring July 10, 2016, or the New GM $10.00 Warrants, and another series of warrants to acquire 136,363,635 newly issued shares of New GM Common Stock with an exercise price set at $18.33 per share, expiring July 10, 2019, or the New GM $18.33 Warrants, and, collectively, the New GM Warrants. Together, the New GM Warrants constituted approximately 15% of the New GM Common Stock on a fully-diluted basis at the time of their issuance. The New GM Common Stock and both series of New GM Warrants are currently listed on the New York Stock Exchange, or the NYSE. Additional consideration was also provided in the form of (x) the assumption of certain liabilities by New GM, (y) a credit bid of certain outstanding obligations under both certain prepetition debt held by the U.S. Treasury and a debtor-in-possession credit agreement, or the DIP Credit Agreement, held by, as lenders thereunder, the U.S. Treasury and the Governments of Canada and Ontario, through Export Development Canada, together with the U.S. Treasury, the DIP Lenders, and (z) the cancellation of certain warrant notes issued to the U.S. Treasury.

In the event that the Bankruptcy Court enters an order that includes a finding that the estimated aggregate Allowed General Unsecured Claims against the Debtors exceed $35 billion, New GM will be required, pursuant to the MSPA, to issue additional shares of New GM Common Stock, or Additional Shares, for the benefit of the GUC Trust’s beneficiaries. The number of Additional Shares to be issued will be equal to the number of such shares, rounded up to the next whole share, calculated by multiplying (i) 30 million shares (adjusted to take into account any stock dividend, stock split, combination of shares, recapitalization, merger, consolidation, reorganization or similar transaction with respect to such New GM Common Stock from and after the closing of the 363 Transaction and before issuance of the Additional Shares) and (ii) a fraction, (A) the numerator of which is the amount by which Allowed General Unsecured Claims exceed $35 billion (such excess amount being capped at $7 billion) and (B) the denominator of which is $7 billion. No Additional Shares have been issued as of the date hereof.

Both the New GM $10.00 Warrants and the New GM $18.33 Warrants are subject to customary anti-dilution adjustments. The MSPA initially provided for the issuance to MLC of 50,000,000 shares of New GM Common Stock; New GM Warrants to acquire 45,454,545 shares of New GM Common Stock at an exercise price of $30.00 per share, expiring on July 10, 2016; New GM Warrants to acquire 45,454,545 shares of New GM Common Stock at an exercise price of $55.00 per share, expiring on July 10, 2019; and the issuance of up to 10 million Additional Shares as an adjustment to the purchase price. The number of shares of New GM Common Stock, the number of shares issuable upon the exercise of the New GM Warrants, the exercise price of the New GM Warrants and the number of Additional Shares were adjusted to account for a three-for-one stock split of the New GM Common Stock effected in connection with the initial public offering of the New GM Common Stock in November 2010.

On August 31, 2010, the Debtors filed a Joint Chapter 11 Plan and related Disclosure Statement with the Bankruptcy Court. On December 7, 2010, the Debtors filed an Amended Joint Chapter 11 Plan and related Disclosure Statement. On December 8, 2010, the Bankruptcy Court approved the Disclosure Statement and approved the procedures for the solicitation of votes on the Debtors’ Amended Joint Chapter 11 Plan. On March 18, 2011, the Debtors filed the Debtors’ Second Amended Joint Chapter 11 Plan, or the Plan, with the Bankruptcy Court, and on March 29, 2011, or the Confirmation Date, the Bankruptcy Court entered an order confirming the Plan, or the Confirmation Order. The Plan became effective on March 31, 2011, or the

Effective Date. On December 15, 2011, or the Dissolution Date, as required by the Plan, MLC filed a Certificate of Dissolution with the Secretary of State of the State of Delaware and MLC was dissolved as of such date.

The Plan and the Formation of the GUC Trust

The Plan treats all creditors and equity interest holders in accordance with their relative priorities under the Bankruptcy Code, and designates 6 distinct classes of claims or equity interests: secured claims, priority non-tax claims, general unsecured claims, property environmental claims, asbestos personal injury claims and equity interests in MLC. The GUC Trust is primarily tasked with the resolution and satisfaction of general unsecured claims. Under the terms of the Plan and based on the assets available for the Initial Distribution (as defined below), for each $1,000 in amount of allowed general unsecured claims against the Debtors, or the Allowed General Unsecured Claims, the holders of such claims are entitled to receive (upon delivery of any information required by the GUC Trust) approximately 3.98 shares of New GM Common Stock and approximately 3.62 warrants of each series of New GM Warrants, as well as one GUC Trust Unit, subject in each case to rounding under the Plan, the GUC Trust Agreement and/or the rules of any applicable clearing system and exclusive of any securities received, or to be received, in respect of GUC Trust Units. Holders of disputed general unsecured claims against the Debtors, or the Disputed General Unsecured Claims, will receive subsequent distributions of New GM Common Stock and New GM Warrants (which are collectively called the New GM Securities) and GUC Trust Units, in respect of such claims, only if and to the extent that their Disputed General Unsecured Claims are subsequently allowed.

The Plan provides for the formation of the GUC Trust to, among other duties, administer the prosecution, resolution and satisfaction of general unsecured claims against the Debtors and the Residual Wind-Down Claims. As further described below, the GUC Trust is responsible for implementing the Plan, including distributing the New GM Securities and GUC Trust Units to holders of Allowed General Unsecured Claims in satisfaction of their claims, resolving (that is, allowing or disallowing all or part of such claims) Disputed General Unsecured Claims that were outstanding as of the Effective Date and distributing New GM Securities and GUC Trust Units in satisfaction of the Resolved Allowed Claims (as defined below).

Under the Plan, the Debtors were required to be dissolved no later than the Dissolution Date. Upon the dissolution of MLC, the GUC Trust assumed responsibility for the winding down of the affairs of the Debtors and resolving and satisfying the Residual Wind-Down Claims.

The GUC Trust has an initial stated term of three years from the Effective Date. However, the duration of the GUC Trust may be extended upon application to and approval by the Bankruptcy Court as necessary to complete the claims resolution process and the wind-down of the Debtors’ affairs. The GUC Trust will remain under the jurisdiction of the Bankruptcy Court throughout the term of its existence.

The GUC Trust Assets

As of the Effective Date, the corpus of the GUC Trust consisted solely of approximately $52.7 million in cash contributed by the Debtors to fund the administrative fees and expenses

(not otherwise satisfied by the Reporting and Transfer Cash (as defined below)) incurred by the GUC Trust in administering its duties pursuant to the Plan and the GUC Trust Agreement, or the Administrative Fund. The cash comprising the Administrative Fund was obtained by MLC from the DIP Lenders and is subject to a lien held by the DIP Lenders pursuant to the DIP Credit Agreement, with any excess funds remaining in the Administrative Fund required to be returned to the DIP Lenders after (i) the satisfaction in full of all costs and expenses of the GUC Trust’s administration and other liabilities of the GUC Trust (subject to the terms of the GUC Trust Agreement) and (ii) the winding up of the GUC Trust’s affairs. As such, the Administrative Fund cannot be utilized for distributions to holders of Allowed General Unsecured Claims. Moreover, the usage of the Administrative Fund for the payment of fees and expenses of the GUC Trust is subject to a budget, or the Budget, which must be submitted on an annual basis to the GUC Trust Monitor and the DIP Lenders for their approval and updated quarterly. Any administrative fees and expenses incurred by the GUC Trust that exceed or are not covered by the Budget cannot be paid from the Administrative Fund except with written consent of the DIP Lenders or Bankruptcy Court approval, in limited circumstances.

In addition, if the GUC Trust Administrator determines that the Administrative Fund is not sufficient to satisfy the current or projected costs and expenses of the GUC Trust, or that the GUC Trust may be subject to current or projected Taxes on Distribution (as defined below) the GUC Trust Administrator is authorized, with the approval of the GUC Trust Monitor, to reserve, and, with the approval of the Bankruptcy Court (other than with respect to sales of New GM Securities for the purposes of funding Taxes on Distribution, pursuant to which only GUC Trust Monitor approval is required), to liquidate New GM Securities to satisfy such expenses. The proceeds of such liquidations are known as Other GUC Trust Administrative Cash. On or about May 27, 2011, MLC sold 87,182 shares of New GM Common Stock and 79,256 of each series of New GM Warrants, resulting in cash proceeds of approximately $5.7 million, which together with the earnings thereon then comprised the Other GUC Trust Administrative Cash designated for the satisfaction of Reporting and Transfer Costs (as defined below), or Reporting and Transfer Cash. Reporting and Transfer Costs are expenses related to certain regulatory reporting requirements and actions that are not covered by the Budget (including those directly or indirectly relating to (i) reports to be filed by the GUC Trust with the SEC or otherwise pursuant to applicable rules, regulations and interpretations of the SEC, (ii) the application to the Internal Revenue Service, or IRS, for a private letter ruling regarding the tax treatment of the GUC Trust with respect to the distribution of New GM Securities, and (iii) ownership of the proceeds of the Term Loan Avoidance Action).

During its first year, the GUC Trust incurred necessary unbudgeted administrative and reporting fees and expenses and the GUC Trust Administrator determined that the Administrative Fund was not sufficient to satisfy the current or projected costs and expenses of the GUC Trust. Accordingly, on January 20, 2012, the GUC Trust Administrator filed a motion with the Bankruptcy Court seeking, in part, (i) authority to liquidate New GM Securities in amounts sufficient to generate approximately $26.5 million to fund estimated and projected GUC Trust fees, costs and expenses for 2011 and 2012 and (ii) authority to liquidate approximately $13.7 million additional New GM Securities to fund projected costs, fees and expenses of the Avoidance Action Trust for 2012, 2013 and 2014, which proceeds would be transferred to the Avoidance Action Trust. The motion was granted on March 8, 2012 pursuant to an order of the Bankruptcy Court, or the Sale Order, and the associated New GM Securities were liquidated between March 12, 2012 and March 20, 2012. The GUC Trust received approximately $26.5 million of proceeds from the liquidation of New GM Securities, which cash now comprises part of the Other GUC Trust Administrative Cash, and an additional approximately $13.7 million of proceeds from the liquidation of New GM Securities to fund projected costs of the Avoidance Action Trust. To the extent that any of the Other GUC Trust Administrative Cash is not ultimately required and is held by the GUC Trust at the time of its dissolution, such remaining Other GUC Trust Administrative Cash will be distributed by the GUC Trust to holders of the GUC Trust Units.

In addition, as of March 31, 2012, New GM Securities aggregating $28.4 million have been reserved, with the approval of the GUC Trust Monitor, for projected GUC Trust fees, costs and expenses to be incurred beyond 2012. Accordingly, such New GM Securities are not available for distribution to the beneficiaries of the GUC Trust Units.

The approximately $13.7 million of sales proceeds generated by the GUC Trust to fund the Avoidance Action Trust were being held by the GUC Trust at March 31, 2012 pending written confirmation from the IRS that the transfer of such sales proceeds would not affect its prior rulings regarding the tax characterization of (i) the 2009 section 363 sale by MLC and MLC’s subsequent liquidation and (ii) the GUC Trust as a “disputed ownership fund” within the meaning of Treasury Regulation 1.468B-9. Such written confirmation was received on April 24, 2012, and such sale proceeds were transferred to the Avoidance Action Trust on May 14, 2012. Pursuant to an amendment to the agreement governing the Avoidance Action Trust, which was authorized by a Bankruptcy Court Order dated May 11, 2012, holders of Allowed General Unsecured Claims will receive a distribution of the proceeds delivered to the Avoidance Action Trust to the extent such proceeds are not expended to satisfy the fees, costs and expenses of the Avoidance Action Trust.

Prior to the dissolution of MLC, the Reporting and Transfer Cash and the New GM Securities were maintained at MLC (the latter was retained by MLC to avoid federal income taxes that might have been payable by the GUC Trust upon distribution of the New GM Securities with respect to any appreciation of the securities while in possession of the GUC Trust; see discussion below). As required by the Plan, MLC transferred all Reporting and Transfer Cash remaining at MLC on the Dissolution Date, which totaled $2,049,608, to the GUC Trust. In addition, MLC transferred to the GUC Trust (i) all remaining undistributed New GM Securities, which consisted of 30,967,561 shares of New GM Common Stock, 28,152,186 New GM $10.00 Warrants and 28,152,186 New GM $18.33 Warrants, (ii) $1,364,509 designated for reimbursing the indenture trustees and the fiscal and paying agents under the Debtors’ prepetition debt issuances for costs associated with, among other things, administering distributions to registered holders of the Debtors’ prepetition debt issuances, (iii) $1,357,596 for the payment of certain defense costs related to the Term Loan Avoidance Action and (iv) certain other non-cash assets and liabilities.

Further, as discussed above, upon the dissolution of MLC, the GUC Trust assumed responsibility for the winding down of the affairs of the Debtors and resolving and satisfying the Residual Wind-Down Claims. Under the Plan, upon the dissolution of MLC, the Debtors were directed to transfer to the GUC Trust Residual Wind-Down Assets (as defined below) in an amount sufficient, based upon the Debtors’ reasonable estimate, to satisfy the Residual Wind-Down

Claims and the Residual Wind-Down Expenses (as defined below). On the Dissolution Date, MLC transferred $38,606,915 in Residual Wind-Down Assets to the GUC Trust. The GUC Trust also received the benefit of approximately $2.8 million in prepaid expenses which also comprise part of the Residual Wind-Down Assets. Should the cost of resolving and satisfying the Residual Wind-Down Claims and the Residual Wind-Down Expenses be less than the Residual Wind-Down Assets, any excess funds will be returned to the DIP Lenders, as required by the Plan.

The GUC Trust does not and will not engage in any trade or business. As a result, the principal items of revenue earned by the GUC Trust are income from permitted investments of cash as prescribed by the GUC Trust Agreement. The GUC Trust has no other sources of income. As of March 31, 2012, the GUC Trust had an aggregate of approximately $38.4 million in cash and cash equivalents and $86.6 million of investments in marketable securities consisting of corporate and state and local government bonds.

As noted above, the New GM Securities were initially retained by MLC prior to its dissolution to avoid federal income taxes that might have been payable by the GUC Trust upon distribution of the New GM Securities with respect to any appreciation of the securities while in its possession, or the Taxes on Distribution. An application was made by Law Debenture Trust Company, in its capacity as claimant and chair of the Official Committee of Unsecured Creditors of the Debtors appointed by the Office of the United States Trustee in the Chapter 11 Cases, or the Committee, on behalf of the unsecured creditors of the Debtors, to the IRS for a private letter ruling that the GUC Trust would not be subject to Taxes on Distribution, or the Favorable Private Letter Ruling. On May 7, 2012, the IRS informed representatives of the Committee that it had made a final adverse determination with respect to the issuance of the Favorable Private Letter Ruling, and that such Favorable Private Letter Ruling would not be forthcoming. Accordingly, the GUC Trust is subject to U.S. federal income tax on realized gains from the disposition of shares of New GM Securities.

The GUC Trust Agreement provides that the Administrative Fund may not be utilized to satisfy any Taxes on Distribution. As such, the GUC Trust Administrator is authorized, with the approval of the GUC Trust Monitor, to reserve from distribution an amount of New GM Securities, the liquidated proceeds of which would be sufficient to satisfy any current or projected Taxes on Distribution. The GUC Trust Administrator may then liquidate such reserved New GM Securities to fund the Taxes on Distribution, with the approval of the GUC Trust Monitor, but without the necessity of obtaining approval of the Bankruptcy Court. New GM Securities that are reserved or sold in this manner will not be available for distribution to the beneficiaries of GUC Trust Units, and the cash proceeds of any such sale will be classified as Other GUC Trust Administrative Cash.

As of March 31, 2012, the GUC Trust Administrator reserved from distribution, in accordance with Section 6.1(e) of the GUC Trust Agreement and with the approval of the GUC Trust Monitor, 2,131,159 shares of New GM Common Stock and 1,937,418 of each series of New GM Warrants, to fund the potential Taxes on Distribution. As of March 31, 2012, the amount of the potential Taxes on Distribution was estimated at approximately $108.6 million based on the fair value of New GM Securities held at March 31, 2012 in excess of their tax basis, reduced by deferred tax assets for the current year operating loss and future deductible expenses at March 31, 2012.

Functions and Responsibilities of the GUC Trust

The functions and responsibilities of the GUC Trust are governed by the Plan and the GUC Trust Agreement, as amended, with the oversight of the GUC Trust Monitor. The GUC Trust has no officers, directors or employees. The GUC Trust is administered by the GUC Trust Administrator, which is authorized by the GUC Trust Agreement to engage Trust Professionals to assist the GUC Trust Administrator in the administration of the GUC Trust. Accordingly, the GUC Trust and GUC Trust Administrator rely on receiving accurate information, reports and other representations from (i) the Trust Professionals and (ii) the GUC Trust Monitor. Notwithstanding such reliance, the GUC Trust Administrator is ultimately responsible for the disclosure provided in this Form 8-K. Under the GUC Trust Agreement, among other duties and obligations, the GUC Trust is obligated to distribute the assets comprising the corpus of the GUC Trust to satisfy Allowed General Unsecured Claims, prosecute and resolve objections to Disputed General Unsecured Claims, take all necessary actions to administer the wind-down of the affairs of the Debtors and resolve and satisfy (to the extent allowed) the Residual Wind-Down Claims assumed by the GUC Trust.

•	Satisfaction of Allowed General Unsecured Claims

Pursuant to the GUC Trust Agreement, the GUC Trust is required to make quarterly distributions, provided that either (i) the Minimum Threshold (as defined below) with respect to the Excess GUC Trust Distributable Assets is reached or (ii) Resolved Allowed Claims have arisen during the GUC Trust’s preceding fiscal quarter. If a distribution is required to be made, then the GUC Trust Administrator must select the record date for that distribution. The distribution will be made as promptly as practicable following that record date.

In addition to New GM Securities, the GUC Trust Agreement provides for the distribution of GUC Trust Units for the benefit of creditors holding Allowed General Unsecured Claims, in proportion to the amount of their claims, subject to rounding under the GUC Trust Agreement. Each GUC Trust Unit represents the contingent right to receive, on a pro rata basis, the excess assets of the GUC Trust, including additional New GM Securities (if and to the extent such New GM Securities are not required for the satisfaction of the Resolved Allowed Claims) and Other GUC Trust Administrative Cash, if any, available for distribution in respect of the GUC Trust Units, either through a periodic distribution as provided for under the GUC Trust Agreement, or upon the dissolution of the GUC Trust, in each case subject to the terms and conditions of the GUC Trust Agreement and the Plan, or the Excess GUC Trust Distributable Assets.

Pursuant to the GUC Trust Agreement, quarterly distributions are required to be made to (a) holders of Resolved Allowed Claims, and (b) beneficiaries of GUC Trust Units (including persons listed in (a)), subject to the following limitation. The GUC Trust will make quarterly distributions in respect of the GUC Trust Units only if and to the extent that certain previously Disputed General Unsecured Claims asserted against the Debtors are either disallowed or are otherwise resolved favorably to the Debtors’ estates (thereby reducing the amount of GUC Trust distributable assets which would be required to satisfy in full all the then-remaining Disputed General Unsecured Claims) and the resulting amount of Excess GUC Trust Distributable Assets as of the end of the relevant quarter exceeds thresholds set forth in the GUC Trust Agreement, or the Minimum Threshold. Notwithstanding the foregoing, holders of Resolved Allowed Claims receiving quarterly distributions will additionally receive distributions in respect of their GUC Trust Units that such recipients would have previously received had they been holders of Initial Allowed General Unsecured Claims.

Holders of Allowed General Unsecured Claims who do not satisfy certain informational requirements by a date established by the GUC Trust Administrator in connection with a quarterly distribution may not receive New GM Securities or cash pursuant to such distribution; provided, however, that each such holder will be entitled to participate in the first quarterly distribution following its satisfaction of such informational requirements. In addition, if a holder of an Allowed General Unsecured Claim fails to satisfy such informational requirements prior to dissolution of the GUC Trust, such holder may risk forfeiting the distribution to which it would otherwise be entitled, and any such assets would be distributed to the beneficiaries of GUC Trust Units.

On or about the Effective Date, there were approximately $29,771 million in Allowed General Unsecured Claims, or the Initial Allowed General Unsecured Claims. As of March 31, 2012, there were approximately $30,037 million in Allowed General Unsecured Claims, on account of the post-Effective Date allowance of approximately $266 million of previously Disputed General Unsecured Claims, such subsequently allowed claims collectively called the Resolved Disputed Claims. See the table on page 16 for a summary of the Allowed and Disputed General Unsecured Claims and Avoidance Action General Unsecured Claims (as defined below).

On April 21, 2011, as supplemented by a secondary distribution on May 26, 2011, the GUC Trust made its initial distribution of New GM Securities to holders of Initial Allowed General Unsecured Claims, or the Initial Distribution. Although contingent rights to receive Excess GUC Trust Distributable Assets under the GUC Trust Agreement existed from the Effective Date, the GUC Trust did not initially issue GUC Trust Units in respect of such contingent rights. As described further below, non-transferable GUC Trust Units were first issued on the GUC Trust’s books and records in respect of Initial Allowed General Unsecured Claims on July 8, 2011 following the execution of a July 8, 2011 amendment to the GUC Trust Agreement establishing mechanics for the issuance of non-transferable GUC Trust Units. The GUC Trust has made three subsequent quarterly distributions, on July 28, 2011 and October 28, 2011 and April 27, 2012 in respect of the Resolved Disputed Claims and/or the GUC Trust Units that have been issued. In addition, as described further below, the GUC Trust made the Section 2.3(a) Distribution (as defined below) on January 13, 2012 in respect of Resolved Disputed Claims.

The Plan prohibits the distribution of fractional New GM Securities in respect of Allowed General Unsecured Claims and GUC Trust Units. As a result, on August 4, 2011, the GUC Trust sold 245 shares of New GM Common Stock and 259 of each series of New GM Warrants, realizing net proceeds of $13,068. On November 17, 2011, the GUC Trust sold 687 shares of New GM Common Stock and 644 of each series of New GM Warrants, realizing net proceeds of

$28,999. On January 27, 2012, the GUC Trust sold 370 shares of New GM Common Stock and 368 of each series of New GM Warrants, realizing net proceeds of $18,532. On or about May 18, 2012, the GUC Trust sold 389 shares of New GM Common Stock and 396 of each series of New GM Warrants, realizing net proceeds of $17,328. The proceeds from these sales were distributed in lieu of fractional New GM Securities to beneficiaries of GUC Trust Units, subject to certain minimum cash distribution thresholds.

As stated above, on the Dissolution Date, all remaining undistributed New GM Securities were transferred from MLC to the GUC Trust. Pursuant to Section 2.3(a) of the GUC Trust Agreement, the GUC Trust was required to distribute, within 30 days of the GUC Trust’s receipt thereof, any such New GM Securities that would have been distributed on the next quarterly distribution date to (i) holders of Resolved Disputed Claims, which claims were allowed after September 30, 2011 and on or before December 15, 2011, the record date for the distribution pursuant to Section 2.3(a) of the GUC Trust Agreement and (ii) beneficiaries of GUC Trust Units as of the same date (including the persons listed in (i)). This distribution, or the Section 2.3(a) Distribution, took place on January 13, 2012 and consisted solely of a distribution to holders of newly Allowed General Unsecured Claims and holders of previously Allowed General Unsecured Claims who previously failed to fulfill the informational requirements for distribution prior to the quarterly distributions, but successfully fulfilled such requirements prior to the Section 2.3(a) Distribution. In each case, the Section 2.3(a) Distribution included distributions in respect of the GUC Trust Units that recipients under the Section 2.3(a) Distribution would have previously received had they been holders of Initial Allowed General Unsecured Claims. Otherwise, because the Excess GUC Trust Distributable Assets as of the record date for the Section 2.3(a) Distribution did not exceed the distribution threshold set forth in the GUC Trust Agreement, no distribution to beneficiaries of GUC Trust Units was made in connection with the Section 2.3(a) Distribution.

The fourth quarter distribution was scheduled to take place as promptly as practicable following January 1, 2012. However, as no Disputed General Unsecured Claims were allowed between December 15, 2011 and December 31, 2011, no distribution was required to be made to holders of Resolved Allowed Claims. In addition, because the Excess GUC Trust Distributable Assets as of the end of the quarter did not exceed the Minimum Threshold, no distribution to beneficiaries of GUC Trust Units was required.

As of March 31, 2012, there were approximately $30,037 million in Allowed General Unsecured Claims. In respect of such claims, the GUC Trust has distributed, or was obligated to distribute, in the aggregate, 119,643,956 shares of New GM Common Stock, 108,767,277 New GM $10.00 Warrants, 108,767,277 New GM $18.33 Warrants and 30,036,945 GUC Trust Units.

The table below summarizes the New GM Securities distributed in connection with the first, second and third distributions, the Section 2.3(a) Distribution, the fifth distribution, various other dispositions of New GM Securities by the GUC Trust and the amount of New GM Securities remaining as of June 11, 2012.

	New GM Common Stock	New GM $10.00 Warrants	New GM $18.33 Warrants

As of Effective Date	150,000,000	136,363,635	136,363,635

First Distribution	(113,194,172)	(102,903,821)	(102,903,821)

Second Distribution	(3,342,586)	(3,038,677)	(3,038,677)

Third Distribution	(2,467,531)	(2,243,190)	(2,243,190)

Section 2.3(a) Distribution	(187,810)	(170,706)	(170,706)

Fifth Distribution	(450,166)	(409,216)	(409,216)

Sales to Fund GUC Trust Costs	(877,517)	(797,742)	(797,742)

Sales for Fractional Shares	(1,691)	(1,667)	(1,667)

New GM Securities Reserved from Distribution as of March 31, 2012	(2,688,527)	(2,444,116)	(2,444,116)

Remaining as of June 11, 2012	26,790,000	24,354,500	24,354,500

As discussed above, in addition to New GM Securities, the GUC Trust Agreement also provides for the distribution of beneficial interests in units, or GUC Trust Units, to holders of Allowed General Unsecured Claims in proportion to the amount of their claims, subject to rounding under the GUC Trust Agreement. Each GUC Trust Unit represents the contingent right to receive, on a pro rata basis, a share of the Excess GUC Trust Distributable Assets. On July 6, 2011, the Bankruptcy Court entered an order permitting the GUC Trust Administrator, the GUC Trust Monitor and the Debtors to execute an amendment to the GUC Trust Agreement. The amendment was executed by the parties to the GUC Trust Agreement on July 8, 2011. Prior to the amendment, the GUC Trust Agreement permitted the GUC Trust Administrator to issue non-transferable GUC Trust Units. However, the GUC Trust Agreement did not provide for the requisite mechanics for the issuance of non-transferable units. The amendment established the proper mechanics for the GUC Trust Administrator to issue non-transferable GUC Trust Units for the benefit of holders of Allowed General Unsecured Claims as entries on the books and records of the GUC Trust Administrator.

On July 8, 2011, the GUC Trust issued on its books and records 29,770,826 non-transferable GUC Trust Units for the benefit of holders of Initial Allowed General Unsecured Claims. In addition, the GUC Trust was obligated to distribute additional GUC Trust Units in respect of Resolved Disputed Claims in its second and third quarter distributions, the Section 2.3(a) Distribution and the fifth distribution. As of March 31, 2012, the total number of GUC Trust Units outstanding or issuable was 30,036,945. In compliance with the GUC Trust Agreement, the GUC Trust Units were not certificated and were not transferable, except by applicable laws of descent or distribution (in the case of a deceased individual beneficiary of the GUC Trust), by operation of law, in accordance with applicable bankruptcy law, or as otherwise approved by the Bankruptcy Court. Pursuant to a no-action letter request granted by the staff of the SEC, the form of the non-transferable GUC Trust Units will change to book-entry form only, represented by one or more global certificates registered in the name of DTC, as depositary, or Cede & Co., its nominee, for so long as DTC is willing to serve in that capacity.

Wilmington Trust Company, or its designated affiliate, will act as registrar and transfer agent, or in a similar capacity, for the GUC Trust Units, and shall facilitate the issuance of the GUC Trust Units through the DTC participant system (as necessary). The beneficiaries of the GUC Trust Units will not receive individual physical certificates, and their individual beneficial interests will not be directly registered on the books and records of the GUC Trust Administrator. Rather, in order to receive a distribution from the GUC Trust of New GM Securities or GUC Trust Units, holders of Allowed General Unsecured Claims must designate a direct or indirect participant in DTC with whom such holder has an account.

The GUC Trust will distribute New GM Securities and issue GUC Trust Units in accordance with the procedures of the DTC and its participants. If and for so long as a holder of an Allowed General Unsecured Claim does not designate a direct or indirect participant in DTC, the GUC Trust Administrator will hold the New GM Securities and GUC Trust Units to which such holder is otherwise entitled until such time as the holder complies with the requirements, at which time the GUC Trust Administrator will distribute the New GM Securities and GUC Trust Units to which the holder is entitled, together with any distributions thereon. However, if a holder of an Allowed General Unsecured Claim has not designated a direct or indirect participant in DTC prior to the final distribution date, the GUC Trust Units otherwise distributable to such holder will be deemed cancelled and not outstanding, and the New GM Securities otherwise distributable to the holder will be distributed pro rata to all beneficiaries of GUC Trust Units then outstanding.

Once the GUC Trust Units are held through DTC, they will be transferable in accordance with the procedures of DTC and its direct and indirect participants. However, none of the GUC Trust, the GUC Trust Administrator or the GUC Trust Monitor, nor any of their affiliates, will promote or facilitate the transfer of the GUC Trust Units or create a trading market for the GUC Trust Units. Furthermore, the GUC Trust Units are unusual financial instruments. The value of the GUC Trust Units depends in part on the value of the New GM Securities, which are widely held and traded. The amount and timing of distributions of the New GM Securities to the beneficiaries of the GUC Trust Units depends on the process of resolving the Disputed General Unsecured Claims (discussed below), which is impossible to predict and therefore involves risk and uncertainty. See “Risk Factors” on page 36.

The beneficiaries of GUC Trust Units will not have any title or right to, or possession, management, or control of, the GUC Trust or its assets. The beneficiaries of GUC Trust Units will not have any right to demand a partition or division of such assets, or to require an accounting of the GUC Trust Administrator or the GUC Trust Monitor. The beneficiaries of the GUC Trust Units will not have the right to vote or participate in the administration of the GUC Trust, nor will they have the right to appoint or remove the GUC Trust Monitor or the GUC Trust Administrator. However, beneficiaries of a majority of the GUC Trust Units may at any time petition the Bankruptcy Court for the removal of the GUC Trust Administrator or the GUC Trust Monitor, but must show good cause.

See “Description of the GUC Trust Units” on page 46 for a more detailed discussion of the GUC Trust Units.

•	Resolution of Disputed General Unsecured Claims

There were approximately $8,154 million in Disputed General Unsecured Claims as of the Effective Date. This amount reflects liquidated disputed claims and a Bankruptcy Court ordered reserve for unliquidated disputed claims, but does not represent potential Avoidance Action General Unsecured Claims. As of March 31, 2012, there were approximately $5,205 million in Disputed General Unsecured Claims, which reflects a decrease of approximately $2,949 million as compared to the amount of Disputed General Unsecured Claims existing on or around the Effective Date.

Allowed General Unsecured Claims could potentially arise in the event that the administrator of the Avoidance Action Trust, or the Avoidance Action Trust Administrator, is successful in prosecuting and recovering proceeds of a legal action, styled as Official Committee of Unsecured Creditors of Motors Liquidation Co. v. JPMorgan Chase Bank, N.A., et al., Adv. Pro. No. 09-00504 (Bankr. S.D.N.Y. July 31, 2009), or the Term Loan Avoidance Action. Such claims are referred to as Avoidance Action General Unsecured Claims and, together with the Resolved Disputed Claims, constitute the Resolved Allowed Claims. The Term Loan Avoidance Action was commenced by the Committee, on behalf of the Debtors, and seeks the return of approximately $1.5 billion that had been transferred by the Debtors with funds advanced after the commencement of the Chapter 11 Cases by the DIP Lenders to a consortium of prepetition lenders pursuant to the terms of an order of the Bankruptcy Court. On the Dissolution Date, the Term Loan Avoidance Action was transferred to the Avoidance Action Trust. To the extent that the Avoidance Action Trust Administrator is successful in obtaining a judgment against the defendant(s) therein, Avoidance Action General Unsecured Claims will arise in the amount of any transfers actually avoided and disgorged pursuant to the Term Loan Avoidance Action. Once such Avoidance Action General Unsecured Claims arise, the holders of such claims will be entitled to receive a distribution of Reserved New GM Securities and GUC Trust Units from the GUC Trust. As of March 31, 2012, the total aggregate amount of general unsecured claims, both allowed and then disputed, asserted against the Debtors, including potential Avoidance Action General Unsecured Claims, was approximately $36,742 million.

The Avoidance Action Trust was established under the Plan and is independent of the GUC Trust. Ownership of the beneficial interests in the Avoidance Action Trust is currently under dispute, with both the DIP Lenders and the Committee, on behalf of the holders of Allowed General Unsecured Claims, claiming sole ownership. On June 6, 2011, the Committee commenced an adversary proceeding seeking a declaratory judgment that (a) the DIP Lenders are not entitled to any proceeds of the Term Loan Avoidance Action and have no interests in the trust established for the purpose of holding and prosecuting the action under the Plan, or the Avoidance Action Trust, and (b) the holders of Allowed General Unsecured Claims have the exclusive right to receive any and all proceeds of the Term Loan Avoidance Action, and are the exclusive beneficiaries of the Avoidance Action Trust. On December 2, 2011, the Bankruptcy Court entered an order in favor of the Committee, denying the DIP Lenders’ motions to dismiss and for summary judgment. On December 16, 2011, the DIP Lenders appealed this and other related rulings and decisions of the Bankruptcy Court. This proceeding is still pending. As such, while the successful prosecution of, and recovery under, the Term Loan Avoidance Action will result in the incurrence of additional Avoidance Action General Unsecured Claims, it is not known whether holders of Allowed General Unsecured Claims will benefit from any cash recovered under the Term Loan Avoidance Action. Moreover, upon the change of the form of the GUC Trust Units into book-entry form only, represented by one or more global certificates registered in the name of DTC, as depositary, or Cede & Co., its nominee, for so long as DTC is willing to act in that capacity, beneficial interests in the Avoidance Action Trust (if any) will remain with holders of Allowed General Unsecured Claims, rather than beneficiaries of GUC Trust Units. As such, a holder of a GUC Trust Unit that does not hold a corresponding Allowed General Unsecured Claim (because such holder obtained the GUC Trust Unit after the Effective Date) will potentially have its recovery diluted through the incurrence of Avoidance Action General Unsecured Claims by the GUC Trust, without receiving the benefit of any cash recovered pursuant to the Term Loan Avoidance Action.

The process of resolving Disputed General Unsecured Claims is generally administered by the GUC Trust through Trust Professionals it retains specifically for this purpose. If the GUC Trust Administrator files an objection to a Disputed General Unsecured Claim, certain claimants are subject to participation in alternative dispute resolution proceedings, including mediation and arbitration, or ADR Proceedings, to determine the validity of their claims. Such claimants may be entitled to a hearing before the Bankruptcy Court if their claims cannot be resolved through ADR Proceedings. Claimants that are not subject to ADR Proceedings are entitled to a hearing before the Bankruptcy Court to determine the validity of their claims. The GUC Trust Administrator also has the authority to settle Disputed General Unsecured Claims.

In an attempt to ensure that there are sufficient New GM Securities available to provide distributions to all holders of Resolved Allowed Claims as if such holders were holders of Initial Allowed General Secured Claims, the GUC Trust Agreement creates a reserve of New GM Securities from which such distributions can be made, or the Reserved New GM Securities. To the extent that all or a portion of a Disputed General Unsecured Claim is disallowed by order of the Bankruptcy Court, by order of the tribunal presiding over the ADR Proceeding, if applicable, or by settlement with the GUC Trust, such portion of the Disputed General Unsecured Claim that is disallowed will not be entitled to a distribution of Reserved New GM Securities or beneficial interests in GUC Trust Units from the GUC Trust (subject to any appeal rights of the claimant). The portion of the Reserved New GM Securities allocated for the satisfaction of the disallowed claim will instead become Excess GUC Trust Distributable Assets available for distribution to beneficiaries of GUC Trust Units. To the extent that a Disputed General Unsecured Claim is fully resolved, and such resolution results in all or a portion of the original Disputed General Unsecured Claim being allowed by the Bankruptcy Court, by order of the tribunal presiding over the ADR Proceeding, if applicable, or by settlement with the GUC Trust, such allowed portion of the Disputed General Unsecured Claim will be considered an Allowed General Unsecured Claim and the holder will be entitled to the distribution of Reserved New GM Securities and beneficial interests in GUC Trust Units from the GUC Trust corresponding to what the holder would have received had the claim been allowed as of the Effective Date.

In certain circumstances, holders of Resolved Allowed Claims may receive cash in lieu of or in addition to New GM Securities. This could occur if New GM declares cash dividends on the New GM Common Stock held by the GUC Trust, in which case the holders of subsequently allowed claims would receive cash dividends that had been paid in respect of the shares of New GM Common Stock they receive. Also, if the GUC Trust sells New GM Warrants that are about to expire, the holders of subsequently Resolved Allowed Claims would receive the cash realized by the GUC Trust on the sale of the New GM Warrants that otherwise would have been distributed to them. Finally, the GUC Trust may distribute cash in lieu of fractional New GM Securities in any distribution of Excess GUC Trust Distributable Assets, subject to any distribution rules or rounding under the Plan, the GUC Trust Agreement and/or the rules of any applicable clearing system.

For each $1,000 in amount of Allowed General Unsecured Claim (including Resolved Allowed Claims), each holder of such claim is entitled to receive (upon delivery of any information required by the GUC Trust) approximately 3.98 shares of New GM Common Stock and approximately 3.62 warrants of each series of New GM Warrants, as well as one GUC Trust Unit, subject in each case to rounding under the Plan, the GUC Trust Agreement and/or the rules of any applicable clearing system and exclusive of any securities received, or to be received, in respect of GUC Trust Units.

The following table presents a summary of the Allowed and Disputed General Unsecured Claims and estimated potential Avoidance Action General Unsecured Claims in respect of the Term Loan Avoidance Action through the quarter ended March 31, 2012:

(in thousands)	Allowed General Unsecured Claims	Disputed General Unsecured Claims	Term Loan Avoidance Action Claim	Maximum Amount of Unresolved Claims(1)	Total Claim Amount(2)

Total, April 1, 2011	$29,770,812	$8,153,860	$1,500,000	$9,653,860	$39,424,672

New Allowed General Unsecured Claims	$266,070	—	—	—	$266,070
Disputed General Unsecured Claims resolved or disallowed	—	$(2,948,593)		$(2,948,593)	$(2,948,593)

Total, March 31, 2012	$30,036,882	$5,205,266	$1,500,000	$6,705,266	$36,742,149

(1)	Maximum Amount of Unresolved Claims represents the sum of Disputed General Unsecured Claims and the Term Loan Avoidance Action Claim.
(2)	Total Claim Amount represents the sum of Allowed General Unsecured Claims and maximum amount of then current Disputed General Unsecured Claims.

•	Resolution and Satisfaction of Residual Wind-Down Claims

In accordance with the Plan, each of the Debtors was dissolved on or prior to the Dissolution Date. Upon the dissolution of MLC, the New GM Securities and certain remaining cash assets of MLC were transferred to the GUC Trust and the GUC Trust assumed responsibility for the wind-down of the Debtors. This includes monitoring and enforcing the implementation of the Plan as it relates to the wind-down, paying taxes and filing tax returns, making any other necessary filings related to the wind-down and taking any other actions necessary or appropriate to wind-down the Debtors and obtain an order closing the chapter 11 cases of the Debtors. The GUC Trust is also responsible for resolving and satisfying (to the extent allowed) all remaining disputed administrative expenses, priority tax claims, priority non-tax claims and secured claims against the Debtors, or the Residual Wind-Down Claims.

Under the Plan, the Debtors were directed to transfer to the GUC Trust assets in an amount sufficient, based upon the Debtors’ reasonable estimate, to satisfy the ultimate allowed amount of the Residual Wind-Down Claims, or the Residual Wind-Down Assets, including the costs, fees and expenses relating to satisfying and resolving the Residual Wind-Down Claims, or the Residual Wind-Down Expenses. On the Dissolution Date, MLC transferred $38,606,915, or the Residual Wind-Down Assets, to the GUC Trust. The GUC Trust also received the benefit of approximately $2.8 million in prepaid expenses which also comprise part of the Residual Wind-Down Assets (thus totaling approximately $41.4 million). The GUC Trust Administrator established a reserve for Residual Wind-Down Claims of approximately $33,807,000 and increased its reserve for liquidation costs by approximately $7,555,000 for Residual Wind-Down Expenses associated with these obligations.

Should the ultimate allowed amount of Residual Wind-Down Claims and the Residual Wind-Down Expenses be less than the Residual Wind-Down Assets, any excess funds will be returned to the DIP Lenders. If at any time the GUC Trust Administrator determines that the Residual Wind-Down Assets are not adequate to satisfy the Residual Wind-Down Claims and/or the Residual Wind-Down Expenses, such deficiency will be satisfied by any remaining Other GUC Trust Administrative Cash designated for such purposes. If there is no remaining Other GUC Trust Administrative Cash designated for such purposes, the GUC Trust Administrator is authorized to, with GUC Trust Monitor approval, reserve and, with Bankruptcy Court approval, sell New GM Securities to cover the shortfall. To the extent that New GM Securities are reserved and sold to obtain funding to complete the wind-down of the Debtors or satisfy Residual Wind-Down Claims, such securities will not be available for distribution to the beneficiaries of the GUC Trust. Therefore, the amount of Residual Wind-Down Claims and Residual Wind-Down Expenses could reduce the assets of the GUC Trust available for distribution. After the GUC Trust has concluded its affairs, any funds remaining that were obtained from New GM Securities sold to fund the resolution of Residual Wind-Down Claims or the distribution of Residual Wind-Down Assets will be distributed to the beneficiaries of the GUC Trust Units.

•	Administrative Structure and Responsibilities of the GUC Trust

The GUC Trust has no officers, directors or employees. The GUC Trust is administered by the GUC Trust Administrator, which is authorized by the GUC Trust Agreement to engage Trust Professionals to assist the GUC Trust Administrator in the administration of the GUC Trust. The GUC Trust Administrator is authorized by the GUC Trust Agreement to retain, pay, oversee, direct the services of, and (subject to GUC Trust Monitor approval) terminate Trust Professionals, to assist in the administration of the GUC Trust, particularly in connection with the claims resolution process, the preparation of financial statements, and the GUC Trust’s record keeping and reporting functions. The GUC Trust and GUC Trust Administrator rely solely on receiving accurate information, reports and other representations from Trust

Professionals and other service providers to the GUC Trust. In filing this Form 8-K and executing any related documentation on behalf of the GUC Trust, the GUC Trust Administrator has relied upon the accuracy of such reports, information and representations. Notwithstanding such reliance, the GUC Trust Administrator is ultimately responsible for the disclosure provided in this Form 8-K. In addition to issuing GUC Trust Units and making distributions of New GM Securities to holders of Allowed General Unsecured Claims, the GUC Trust is also responsible for the administrative tasks that are incidental to the resolution and, to the extent they are allowed, satisfaction of Disputed General Unsecured Claims remaining against the Debtors as of the Effective Date.

The GUC Trust Monitor was appointed for the purpose of overseeing the activities of the GUC Trust Administrator. The GUC Trust Administrator is required to obtain the approval of the GUC Trust Monitor for a variety of actions, including: preparation of budgets; reserving New GM Securities for the purposes of satisfying fees, costs and expenses of the GUC Trust (including Taxes on Distribution); the sale of New GM Securities to satisfy Taxes on Distribution; the incurrence of any cost or expense in excess of 10% of any line item in the Budget measured on a yearly basis (except to the extent such cost or expense is approved by the Bankruptcy Court); settling Disputed General Unsecured Claims in excess of $10,000,000; the retention or termination of Trust Professionals; and amendments to the GUC Trust Agreement.

As discussed above, the GUC Trust was initially provided with the Administrative Fund by MLC for the purposes of paying administrative costs and expenses. The Administrative Fund was created with cash provided to MLC by the DIP Lenders. It is fixed in amount and payments from the Administrative Fund are made in accordance with the Budget. The principal expenses of the GUC Trust in connection with the Administrative Fund are professional, advisory and administrative fees of the legal and financial advisors of the GUC Trust and the GUC Trust Administrator and GUC Trust Monitor. The GUC Trust has no income other than income on permitted investments of cash prescribed by the GUC Trust Agreement.

If there is cash remaining in the Administrative Fund after the GUC Trust has concluded its affairs, the remaining cash will be returned to the DIP Lenders. If the GUC Trust Administrator determines that the Administrative Fund is not sufficient to satisfy the current or projected costs and expenses of the GUC Trust, or that the GUC Trust may be subject to current or projected Taxes on Distribution, the GUC Trust Administrator, with the approval of the GUC Trust Monitor, is authorized to reserve New GM Securities for these purposes. The GUC Trust Administrator may then liquidate such reserved New GM Securities to fund the administrative costs, with the required approval of the Bankruptcy Court (other than with respect to sales of New GM Securities for the purposes of funding Taxes on Distribution, pursuant to which only GUC Trust Monitor approval is required), and the proceeds from such liquidations of New GM Securities constitute part of the Other GUC Trust Administrative Cash.

New GM Securities that are reserved or sold in the manner described above will not be available for distribution to the beneficiaries of GUC Trust Units. As such, increased administrative costs and/or Taxes on Distribution could reduce the GUC Trust’s otherwise distributable assets. To the extent that any funds remain from the sale of New GM Securities are not ultimately required and are held by the GUC Trust at the time of its dissolution, such remaining funds, including the Other GUC Trust Administrative Cash, will be distributed by the GUC Trust to the holders of the GUC Trust Units.

Other than for the matters described above, and matters that are incidental to them, the GUC Trust does not and will not engage in any business activities. In particular, the GUC Trust does not and will not engage in any trade or business.

Income taxes

•	Material U.S. Federal Income Tax Consequences

The following discussion summarizes the material U.S. federal income tax consequences to certain holders of Allowed General Unsecured Claims. This summary addresses neither the foreign, state, or local income or other tax consequences to holders of Allowed General Unsecured Claims, nor the U.S. federal income tax consequences to special classes of holders of Allowed General Unsecured Claims – such as foreign taxpayers (other than as expressly described below with respect to foreign holders of notes under “—Consequences to Non-U.S. Holders of Notes”), broker dealers, traders that mark-to-market their securities, banks, mutual funds, insurance companies, other financial institutions, small business investment companies, regulated investment companies, real estate investment trusts, retirement plans, U.S. taxpayers whose functional currency is not the U.S. dollar, persons subject to the alternative minimum tax, tax-exempt organizations, controlled foreign corporations, passive foreign investment companies, expatriates and former long-term residents of the United States, persons holding Allowed General Unsecured Claims as part of a hedge, integrated constructive sale, conversion transaction or straddle, and investors that are, or hold Allowed General Unsecured Claims through, partnerships or other pass-through entities for U.S. federal income tax purposes.

The following summary is based on the Internal Revenue Code of 1986, as amended, or the Tax Code, treasury regulations promulgated thereunder, judicial decisions, and published administrative rules and pronouncements of the IRS, all as in effect on the date hereof. Changes in such rules or new interpretations thereof may have retroactive effect and could significantly affect the U.S. federal income tax consequences described below.

The U.S. federal income tax consequences of the Plan are complex and are subject to significant uncertainties. MLC previously received a ruling from the IRS that the 363 Transaction with New GM together with the subsequent liquidation of MLC constitutes a reorganization under Section 368(a)(1)(G) of the Tax Code, or the “G” Reorganization Ruling. Additionally, certain tax consequences applicable to the GUC Trust were approved by the IRS in a private letter ruling issued on March 2, 2011.

Before its dissolution, MLC believed, and the following discussion generally assumes, consistent with the “G” Reorganization Ruling, that the Plan implements the liquidation of the Debtors for U.S. federal income tax purposes and that all distributions to holders of Allowed General Unsecured Claims will be taxed accordingly.

Additionally, this discussion assumes that (i) the various debt and other arrangements to which any of the Debtors is a party will be respected for U.S. federal income tax purposes in accordance with their form and (ii) except where otherwise indicated, the Allowed General Unsecured Claims, the GUC Trust Units, and the New GM Securities are held as “capital assets” (generally, property held for investment) within the meaning of Section 1221 of the Tax Code.

Capitalized terms used in this discussion of “Material U.S. Federal Income Tax Consequences” but not otherwise defined have the meanings ascribed to such terms in the Disclosure Statement approved by the Bankruptcy Court on December 8, 2010.

The following summary of the material U.S. federal income tax consequences is for informational purposes only and is not a substitute for careful tax planning and advice based upon the individual circumstances pertaining to a holder of an Allowed General Unsecured Claim.

•	U.S. Federal Income Tax Treatment of GUC Trust

The tax status of the GUC Trust was approved by the IRS in a private letter ruling issued on March 2, 2011. Under the ruling, the GUC Trust is considered a Disputed Ownership Fund pursuant to Treasury Regulations Section 1.468B-9. Because all of the assets that have been or will be transferred to the GUC Trust are passive investments, the GUC Trust will be taxed as a Qualified Settlement Fund, or QSF, pursuant to Treasury Regulation Section 1.468-9(c)(1)(ii). In general, a QSF pays federal income tax on its modified gross income based on U.S. federal income tax rates applicable to a C corporation. Modified gross income includes gross income pursuant to Section 61 of the Tax Code less administrative expenses, certain losses from the sale, exchange or worthlessness of property, and net operating losses. In general, a Disputed Ownership Fund taxed as a QSF does not recognize gross income on assets transferred to it; therefore, the GUC Trust will not recognize gross income on the transfer of assets from MLC. The GUC Trust may generate taxable income in the form of interest income and gains on the ownership of New GM Common Stock and New GM Warrants, which may be partially or completely offset by administrative expenses and any accumulated net operating losses.

The GUC Trust Agreement provides for the GUC Trust’s payment of certain professional fees and expenses related to the request for the Favorable Private Letter Ruling. On May 7, 2012, the IRS informed representatives of the Committee that it had made a final adverse determination with respect to the issuance of the Favorable Private Letter Ruling, and that such Favorable Private Letter Ruling would not be forthcoming. As such, the GUC Trust is subject to tax on any appreciation of New GM Securities actually held by the GUC Trust from the date such securities were transferred to the GUC Trust (i.e. the Dissolution Date) until the date of their distribution. On the Dissolution Date, MLC transferred all remaining New GM Securities to the GUC Trust. As of March 31, 2012, the GUC Trust Administrator reserved from distribution, in accordance with Section 6.1(e) of the GUC Trust Agreement and with the approval of the GUC Trust Monitor, 2,131,159 shares of New GM Common Stock and 1,937,418 of each series of New GM Warrants, to fund the potential Taxes on Distribution discussed above. As of March 31, 2012, the amount of the potential contingent tax liability was estimated at approximately $108.6 million based on the fair value of New GM Securities held at March 31, 2012 in excess of their tax basis, reduced by deferred tax assets for the current year operating loss and future deductible expenses at March 31, 2012.

As the GUC Trust is taxable for U.S. federal income tax purposes, a current income tax liability is recognized for estimated taxes payable or refundable on tax returns for the year. Deferred tax liabilities are recognized for the estimated future tax effects of temporary differences between financial reporting and tax accounting. The deferred tax assets are periodically reviewed for recoverability and valuation allowances are provided as necessary. The GUC Trust is not subject to state income taxes under current law. Accordingly, no current or deferred state income tax liabilities or assets are recorded.

All parties (including, without limitation, the Debtors, the GUC Trust Administrator, and the holders of Allowed General Unsecured Claims) will be required to report for tax purposes consistently with the foregoing.

•	Consequences to Holders of Allowed General Unsecured Claims

Pursuant to the Plan, the holders of Allowed General Unsecured Claims will receive, in respect of their Allowed General Unsecured Claims, their pro rata share of the New GM Securities or the proceeds thereof, if any, from the GUC Trust. Distributions to such holders will be received over time from the GUC Trust as New GM Securities or any cash or other property becomes available.

The U.S. federal income tax consequences to a holder of an Allowed General Unsecured Claim will depend, in part, on whether such holder’s Allowed General Unsecured Claim constitutes a “security” of MLC for U.S. federal income tax purposes. This determination is made separately for each type of Allowed General Unsecured Claim and, if there are multiple series of notes in such type of Allowed General Unsecured Claim, for each series of notes. If an Allowed General Unsecured Claim constitutes a security of MLC, then the receipt of New GM Securities and any other consideration in exchange therefor will be treated as part of a “reorganization” for U.S. federal income tax purposes, with the consequences described below in “—1. Reorganization Treatment.” If, on the other hand, an Allowed General Unsecured Claim does not constitute a security of MLC, then the receipt of New GM Securities and any other consideration will be treated as a fully taxable transaction, with the consequences described below in “—2. Fully Taxable Exchange.”

The term “security” is not defined in the Tax Code or in the Treasury regulations issued thereunder and has not been clearly defined by judicial decisions. The determination of whether a particular debt obligation constitutes a “security” depends on an overall evaluation of the nature of the debt, including whether the holder of such debt obligation is subject to a material level of entrepreneurial risk or is effectively holding a cash equivalent. One of the most significant factors considered in determining whether a particular debt is a security is its original term. In general, debt obligations issued with a weighted average maturity at issuance of less than five (5) years do not constitute securities, whereas debt obligations with a weighted average maturity at issuance of ten (10) years or more constitute securities. Each holder of Allowed General Unsecured Claims is urged to consult its tax advisor regarding the characterization of its Allowed General Unsecured Claims as securities of MLC for U.S. federal income tax purposes and the consequences of such treatment.

1. Reorganization Treatment. The classification of an exchange as part of a reorganization for U.S. federal income tax purposes (as discussed above) generally serves to defer the recognition of any gain or loss realized by the holder. However, a holder will recognize any gain to the extent of any cash and the fair market value of any property (other than New GM Securities) received. See “—2. Fully Taxable Exchange,” below, for a determination of gain or loss realized. Such holder will also have interest income to the extent of any consideration allocable to accrued but unpaid interest. See “—4. Distributions With Respect to Accrued But Unpaid Interest,” below. Because of the potential for a holder to receive multiple distributions over time, each holder of an Allowed General Unsecured Claim is urged to consult its tax advisor regarding the possible application of (or ability to elect out of) the “installment method” of reporting any gain realized.

In addition, a holder exchanging foreign currency-denominated Allowed General Unsecured Claims for New GM Securities is required to recognize ordinary gain or loss that is attributable to fluctuations in currency exchange rates. If a holder did not previously claim a bad debt deduction or worthless securities deduction, gain or loss attributable to fluctuations in exchange rates will equal the difference between (i) the U.S. dollar value of the foreign currency principal amount of the Allowed General Unsecured Claims exchanged translated at the spot rate of exchange on the date of the consummation of the exchange and (ii) the U.S. dollar value of the foreign currency principal amount of such Allowed General Unsecured Claims on the date the holder acquired such Allowed General Unsecured Claims. For purposes of determining foreign currency gain or loss, foreign currency-denominated Allowed General Unsecured Claims generally will be treated as having a principal amount equal to the holder’s purchase price (in foreign currency). Each holder of foreign currency-denominated Allowed General Unsecured Claims is urged to consult its tax advisor regarding the appropriate tax treatment of any such foreign currency gain or loss (or, if a bad debt deduction or worthless securities deduction was previously claimed, the determination of the amount of such foreign currency gain or loss).

In a reorganization exchange, a holder’s aggregate tax basis in the New GM Securities received will equal the holder’s aggregate adjusted tax basis in the Allowed General Unsecured Claims exchanged therefor, increased by any gain or interest income recognized by the holder with respect to the exchange, and decreased by any deductions claimed in respect of any previously accrued but unpaid interest and any consideration received other than New GM Securities (i.e., any Cash and the fair market value of any other property received). Such aggregate tax basis generally should be allocated among the various types of New GM Securities received, including New GM Securities received after the Effective Date as Disputed General Unsecured Claims are disallowed, in accordance with their relative fair market values. In a reorganization exchange, a holder’s holding period in the New GM Securities received will include the holder’s holding period in the Allowed General Unsecured Claims exchanged therefor, except to the extent of any exchange consideration received in respect of a Allowed General Unsecured Claim for accrued but unpaid interest (which will commence a new holding period for the New GM Securities attributed thereto).

2. Fully Taxable Exchange. If an Allowed General Unsecured Claim does not constitute a security of MLC for U.S. federal income tax purposes, the holder generally should recognize gain or loss in an amount equal to the difference, if any, between (i) the sum of any cash and the fair market value of the New GM Securities and any other property received by the holder in respect of such Allowed General Unsecured Claim (other than in respect of a Allowed General Unsecured Claim for accrued but unpaid interest) and (ii) the holder’s adjusted tax basis in its Allowed General Unsecured Claim exchanged (other than any basis attributable to accrued but unpaid interest). Such holder will also have interest income to the extent of any exchange consideration allocable to accrued but unpaid interest not previously included in income. See “—4. Distributions With Respect to Accrued But Unpaid Interest,” below.

In the event of a subsequent disallowance of a Disputed General Unsecured Claim or an unclaimed distribution, it is possible that a holder of a previously Allowed General Unsecured Claim may have income as such Disputed General Unsecured Claim becomes disallowed or the holder otherwise becomes entitled to an additional distribution. In addition, it is possible that the recognition of any loss realized by a holder in satisfaction of an Allowed General Unsecured Claim may be deferred until all Disputed General Unsecured Claims are allowed or disallowed and, with respect to certain claims, that the recognition of a portion of any gain realized may be deferred under the “installment method” of reporting. Holders are urged to consult their tax advisors regarding the possibility of deferral and the ability to elect out of the installment method of reporting any gain realized in respect of their Allowed General Unsecured Claims.

Additionally, a holder exchanging foreign currency-denominated Allowed General Unsecured Claims will recognize ordinary gain or loss to the extent attributable to fluctuations in currency exchange rates. See “—1. Reorganization Treatment,” above.

A holder’s adjusted tax basis in its Allowed General Unsecured Claim will be equal to the cost of the Allowed General Unsecured Claim to such holder, increased by any original issue discount, or OID, previously included in income. If applicable, a holder’s tax basis in an Allowed General Unsecured Claim will also be (i) increased by any market discount previously included in income by such holder pursuant to an election to include market discount in gross income currently as it accrues and (ii) reduced by any cash payments received on the Allowed General Unsecured Claim other than payments of “qualified stated interest,” and by any amortizable bond premium that the holder has previously deducted.

In the case of a taxable exchange, a holder’s tax basis in the New GM Securities received will equal the fair market value of such New GM Securities on the date of the exchange. The holder’s holding period in the New GM Securities should begin on the day following the exchange date.

3. Character of Gain or Loss. Where gain or loss (other than any foreign currency gain or loss) is recognized by a holder, the character of such gain or loss as long-term or short-term capital gain or loss or as ordinary income or loss will be determined by a number of factors, including the tax status of the holder, whether the Allowed General Unsecured Claim constitutes a capital asset in the hands of the holder and how long it has been held, whether the Allowed General Unsecured Claim was acquired at a market discount, and whether and to what extent the holder previously claimed a bad debt deduction.

In addition, a holder that purchased its Allowed General Unsecured Claim from a prior holder at a “market discount” (relative to the principal amount of the Allowed General Unsecured Claim at the time of acquisition) may be subject to the market discount rules of the

Tax Code. In general, a debt instrument is considered to have been acquired with “market discount” if its holder’s adjusted tax basis in the debt instrument is less than (i) its stated principal amount or (ii) in the case of a debt instrument issued with OID, its adjusted issue price, in each case, by at least a de minimis amount. Under the market discount rules, any gain recognized on the exchange of a Allowed General Unsecured Claim (other than in respect of a Allowed General Unsecured Claim for accrued but unpaid interest) generally will be treated as ordinary interest income to the extent of the market discount accrued (on a straight line basis or, at the election of the holder, on a constant interest basis) during the holder’s period of ownership, unless the holder elected to include the market discount in income as it accrued. If a holder of Allowed General Unsecured Claims did not elect to include market discount in income as it accrued and thus, under the market discount rules, was required to defer all or a portion of any deductions for interest on debt incurred or maintained to purchase or carry its Allowed General Unsecured Claims, such deferred amounts would become deductible at the time of the exchange, up to the amount of gain that the holder recognizes in the exchange.

In the case of a reorganization exchange, the Tax Code indicates that any accrued market discount in respect of an Allowed General Unsecured Claim in excess of the gain recognized in the exchange should not be currently includible in income under Treasury Regulations to be issued. However, such accrued market discount should carry over to any non-recognition property received in exchange therefor (i.e., to the New GM Securities received in the exchange), such that any gain recognized by the holder upon a subsequent disposition of such exchange consideration would be treated as ordinary income to the extent of the accrued market discount allocable thereto not previously included in income.

4. Distributions with Respect to Accrued but Unpaid Interest. In general, to the extent that any consideration received pursuant to the Plan by a holder of an Allowed General Unsecured Claim (whether in cash, New GM Securities, or other property) is received in satisfaction of interest accrued but unpaid during its holding period, such amount will be taxable to the holder as interest income (if not previously included in the holder’s gross income). Conversely, subject to the next sentence in the case of a reorganization exchange, a holder generally recognizes a deductible loss to the extent that any accrued interest or amortized OID was previously included in its gross income and is not paid in full. However, the IRS has privately ruled that a holder of a security of a corporate issuer, in an otherwise tax-free exchange, could not claim a current deduction with respect to any accrued but unpaid OID, because such OID is treated as part of the principal amount of the security for U.S. federal income tax purposes. Accordingly, it is unclear whether, by analogy, a holder of an Allowed General Unsecured Claim that does not constitute a security would be required to recognize a capital loss, rather than an ordinary loss, with respect to previously included OID that is not paid in full.

Pursuant to the Plan, all distributions in respect of Allowed General Unsecured Claims will be allocated first to the principal amount of such Allowed General Unsecured Claims, as determined for U.S. federal income tax purposes, and thereafter to any remaining portion of such Allowed General Unsecured Claim (including accrued but unpaid interest). However, there is no assurance that such allocation would be respected by the IRS for U.S. federal income tax purposes. Each holder of an Allowed General Unsecured Claim is urged to consult its tax advisor regarding the allocation of consideration to, and the deductibility of a loss with respect to, accrued but unpaid interest for U.S. federal income tax purposes.

Holders of foreign currency-denominated Allowed General Unsecured Claims who are accrual basis taxpayers will recognize exchange gain or loss, treated as ordinary income or loss (that is not interest income or expense), with respect to any payments in respect of accrued but unpaid interest in foreign currency. The amount of ordinary income or loss recognized will equal the difference between (i) the U.S. dollar value of the foreign currency payment received (determined at the spot rate of exchange on the date of the consummation of the exchange) and (ii) the U.S. dollar value of income that has accrued during such interest accrual period (generally determined at the average rate of exchange for the accrual period (or portion thereof in the applicable taxable year) or, if the holder elects, at the spot rate). A holder that makes such an election must apply it consistently to all debt instruments from year to year and cannot change the election without the consent of the IRS. The source of such foreign currency gain or loss will be determined by reference to the residence of the holder or the qualified business unit of the holder on whose books such foreign currency-denominated Allowed General Unsecured Claims are properly reflected. A holder will have a tax basis in any foreign currency received equal to the U.S. dollar value of such foreign currency at the time of the consummation of the exchange. Any gain or loss realized by a holder on a sale or other disposition of foreign currency will be ordinary income or loss.

•	Disposition of GUC Trust Units

If a holder’s GUC Trust Units are held as “capital assets” (generally, property held for investment) within the meaning of Section 1221 of the Tax Code, such holder of such GUC Trust Units will generally recognize capital gain or loss on a sale, exchange or other taxable disposition of its GUC Trust Units. The holder’s gain or loss will equal the difference between the amount realized by the holder and the holder’s adjusted tax basis in the GUC Trust Units. The amount realized by the holder will include the amount of any cash and the fair market value of any other property received for the GUC Trust Units. The holder’s adjusted tax basis in the GUC Trust Units will generally be equal to the cost of the GUC Trust Units to such holder. In a reorganization exchange, a holder’s aggregate tax basis in the GUC Trust Units received will equal the holder’s aggregate adjusted tax basis in the Allowed General Unsecured Claims exchanged therefor. See “Consequences to Holders of Allowed General Unsecured Claims,” above, for a discussion of reorganization treatment. Gain or loss recognized by a holder on a sale or exchange of such GUC Trust Units will be long-term capital gain or loss if the holder held the GUC Trust Units for more than one year. Long-term capital gains of non-corporate taxpayers currently are eligible for reduced rates of taxation. The deductibility of capital losses is subject to certain limitations.

If a holder’s GUC Trust Units are not held as capital assets, then such holder would generally recognize ordinary income or loss on a sale, exchange or other taxable disposition of its GUC Trust Units. The holder’s income or loss will equal the difference between the amount realized by the holder and the holder’s adjusted tax basis in the GUC Trust Units. The amount realized by the holder will include the amount of any cash and the fair market value of any other property received for the GUC Trust Units. The holder’s adjusted tax basis in the GUC Trust Units will generally be equal to the cost of the GUC Trust Units to such holder. In a reorganization exchange, a holder’s aggregate tax basis in the GUC Trust Units received will equal the holder’s aggregate adjusted tax basis in the Allowed General Unsecured Claims exchanged therefor. See “Consequences to Holders of Allowed General Unsecured Claims,” above, for a discussion of reorganization treatment.

Because of the uncertainty surrounding the IRS’s treatment of the GUC Trust Units for U.S. federal income tax purposes, the foregoing discussion is merely an explanation of the likely treatment of the disposition of GUC Trust Units. Any holder disposing of its GUC Trust Units is urged to consult its tax advisor regarding the characterization of the gain or loss from a disposition of GUC Trust Units for U.S. federal income tax purposes and the consequences of any such disposition.

•	Ownership and Disposition of New GM Common Stock

1. Dividends. Any distributions made on New GM Common Stock will constitute dividends for U.S. federal income tax purposes to the extent of New GM’s current or accumulated earnings and profits as determined under U.S. federal income tax principles. To the extent that a holder receives distributions that would otherwise constitute dividends for U.S. federal income tax purposes but that exceed New GM’s current and accumulated earnings and profits, such distributions will be treated first as a non-taxable return of capital reducing the holder’s basis in its shares of New GM Common Stock. Any such distributions in excess of the holder’s basis in its shares of New GM Common Stock (determined on a share-by-share basis) generally will be treated as capital gain. Subject to certain exceptions, dividends received by non-corporate holders prior to 2013 will be taxed under current law at a maximum rate of 15%, provided that certain holding period requirements and other requirements are met. Subject to any legislation that may be enacted, any dividends received after 2012, and any dividends received by corporate holders, will be taxed under current law at the rate applicable to ordinary income.

Dividends paid to holders that are corporations generally will be eligible for the dividends-received deduction so long as New GM has sufficient earnings and profits. However, the dividends-received deduction only is available if certain holding period requirements are satisfied. The length of time that a shareholder has held its stock is reduced for any period during which the shareholder’s risk of loss with respect to the stock is diminished by reason of the existence of certain options, contracts to sell, short sales, or similar transactions. In addition, to the extent that a corporation incurs indebtedness that is directly attributable to an investment in the stock on which the dividend is paid, all or a portion of the dividends-received deduction may be disallowed.

The benefit of the dividends-received deduction to a corporate shareholder may be effectively reduced or eliminated by operation of the “extraordinary dividend” provisions of Section 1059 of the Tax Code, which may require the corporate recipient to reduce its adjusted tax basis in its shares by the amount excluded from income as a result of the dividends-received deduction. The excess of the excluded amount over adjusted tax basis may be treated as gain. A dividend may be treated as “extraordinary” if (i) it equals or exceeds 10% of the holder’s adjusted tax basis in the stock (reduced for this purpose by the non-taxed portion of any prior extraordinary dividend), treating all dividends having ex-dividend dates within an 85-day period as one dividend, or (ii) it exceeds 20% of the holder’s adjusted tax basis in the stock, treating all dividends having ex-dividend dates within a 365-day period as one dividend.

In addition, any adjustment to the number of shares of New GM Common Stock for which the New GM Warrants or any other warrants of New GM may be exercised (or to the exercise price of the New GM Warrants or any other warrants of New GM) may, under certain circumstances, result in constructive distributions that could be taxable to the holders of New GM Common Stock.

2. Sale, Redemption, or Repurchase. Unless a non-recognition provision applies, and subject to the discussion above relating to the carryover of accrued market discount in “—3. Character of Gain or Loss,” a holder generally will recognize capital gain or loss upon the sale, redemption, or other taxable disposition of the New GM Common Stock received in respect of its Allowed General Unsecured Claim or upon exercise of the New GM Warrants in an amount equal to the difference between (i) the holder’s adjusted tax basis in the New GM Stock and (ii) the sum of the cash plus the fair market value of any property received from such disposition. A reduced tax rate on long-term capital gain may apply to non-corporate holders. The deductibility of capital losses is subject to significant limitations.

•	Ownership, Disposition, and Exercise of New GM Warrants.

A holder generally will not recognize gain or loss when the New GM Warrants are exercised to acquire the underlying New GM Common Stock, and the holder’s aggregate tax basis in the New GM Common Stock acquired generally will equal the holder’s aggregate tax basis in the exercised warrants increased by the exercise price. A holder’s holding period in the New GM Common Stock received upon exercise of a New GM Warrant will commence on the day following the exercise of such warrant.

Upon the lapse or disposition of a New GM Warrant, a holder generally will recognize gain or loss equal to the difference between the amount received (zero in the case of a lapse) and its tax basis in the warrant. In general, such gain or loss will be a capital gain or loss, long-term or short-term, depending on whether the requisite holding period is satisfied, and subject to the discussion above relating to the carryover of accrued market discount in “—3. Character of Gain or Loss.”

In addition, any adjustment to the number of shares of New GM Common Stock for which the New GM Warrants may be exercised (or to the exercise price of New GM Warrants) may under certain circumstances result in constructive distributions that could be taxable to the holders of New GM Warrants.

Notwithstanding the above, any gain recognized by a holder upon a subsequent taxable disposition of New GM Common Stock (or any stock or property received for it in a later tax-free exchange) received in exchange for Allowed General Unsecured Claims will be treated as ordinary income for U.S. federal income tax purposes to the extent of (i) any ordinary loss deduction incurred upon exchange of the Allowed General Unsecured Claim, decreased by any income (other than interest income) recognized by the holder upon exchange of the Allowed General Unsecured Claim, and (ii) with respect to a cash basis holder, in addition, any amount which would have been included in its gross income if the holder’s Allowed General Unsecured Claim had been satisfied in full but which was not included by reason of the cash method of accounting.

•	Information Reporting and Withholding

All distributions to holders of Allowed General Unsecured Claims under the Plan are subject to any applicable withholding (including employment tax withholding). Under the Tax Code, interest, dividends, and other reportable payments may, under certain circumstances, be subject to “backup withholding” at the then applicable rate (currently 28%). Backup withholding generally applies if the holder (i) fails to furnish its social security number or other taxpayer identification number, or TIN, (ii) furnishes an incorrect TIN, (iii) fails properly to report interest or dividends, or (iv) under certain circumstances, fails to provide a certified statement, signed under penalty of perjury, that the TIN provided is its correct number and that it is not subject to backup withholding. Certain persons are exempt from backup withholding, including, in certain circumstances, corporations and financial institutions. Backup withholding is not an additional tax but merely an advance payment, which may be refunded to the extent it results in an overpayment of tax and the appropriate information is timely supplied to the IRS.

In addition, Treasury regulations generally require disclosure by a taxpayer on its U.S. federal income tax return of certain types of transactions in which the taxpayer participated, including, among other types of transactions, certain transactions that result in the taxpayer’s claiming a loss in excess of specified thresholds. Holders are urged to consult their tax advisors regarding these regulations and whether the transactions contemplated by the Plan would be subject to these regulations and require disclosure on the holder’s tax returns.

•	Consequences to Non-U.S. Holders of Notes

The U.S. federal income tax consequences to non-U.S. persons are not generally addressed in this summary, except as discussed below with respect to certain holders that are not “United States persons” within the meaning of the Tax Code, or Non-U.S. Holders, and who hold Allowed General Unsecured Claims that constitute notes issued by MLC.

Pursuant to the Plan, Non-U.S. Holders of notes, as other holders of Allowed General Unsecured Claims, will receive, in respect of their Allowed General Unsecured Claims, a pro rata share of the New GM Securities or the proceeds thereof, if any, from the GUC Trust. See “Consequences to Holders of Allowed General Unsecured Claims,” above.

1. Distributions Under the Plan. Subject to the discussion below with respect to accrued interest, a Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax on any gain realized in an exchange of notes for New GM Securities and any cash or other property pursuant to the Plan, unless (i) the holder is an individual who was present in the United States for 183 days or more during the taxable year, such holder has a “tax home” in the United States, and certain other conditions are met; (ii) such gain is effectively connected with such Non-U.S. Holder’s conduct of a trade or business within the United States (and if an income tax treaty applies, such gain is attributable to a permanent establishment maintained by such Non-U.S. Holder in the United States); or (iii) in the case of convertible notes, such notes constitute United States real property interests, or USRPIs. If the first exception applies, to the extent that any gain is taxable (i.e., not deferred under the rules applicable to reorganizations), the Non-U.S. Holder generally will be subject to U.S. federal income tax at a rate of 30% (or at a reduced rate or exemption from tax under an applicable income tax treaty) on the amount by which such Non-U.S. Holder’s capital gains allocable to U.S. sources exceed capital losses allocable to U.S. sources during the taxable year of the exchange. If the second exception applies, the Non-U.S. Holder generally will be subject to U.S. federal income tax with respect to such gain in the same manner as a U.S. Holder, and a Non-U.S. Holder that is a corporation for U.S. federal income tax purposes may also be subject to a branch profits tax with respect to earnings and profits effectively connected with a U.S. trade or business that are attributable to such gains at a rate of 30% (or at a reduced rate or exemption from tax under an applicable income tax treaty). With respect to the third exception, the following discussion assumes that a convertible note is not a USRPI and that its exchange for New GM Securities is not a disposition of a USRPI. Under the Plan, any note that was convertible into equity of General Motors Corporation ceased to be convertible (since no MLC equity can be issued under the Plan) and instead was converted into a right to receive certain consideration, specifically the New GM Securities, received by MLC in the 363 Transaction. Accordingly, the convertible note became an interest solely as a creditor and, for this reason, should be excluded from the definition of a USRPI. Moreover, in connection with the 363 Transaction, MLC is a party to a tax-free “G” reorganization and, as part of that “G” reorganization, is required to liquidate. Prior to its dissolution, MLC believed that it was not a United States real property holding corporation, or USRPHC, prior to the 363 Transaction and “G” reorganization and that it should not have been tested separately as a USRPHC following the first step of such reorganization. Thus, the convertible notes should not be treated as USRPIs even in the event such notes were treated as interests other than solely as a creditor in MLC. However, there can be no assurance that the IRS would agree with this position. Each holder of a convertible note is urged to consult its tax advisor regarding the U.S. federal income tax treatment of the exchange of convertible debt for New GM Securities.

a. Accrued Interest. Payments to a Non-U.S. Holder that are attributable to accrued interest (including OID) generally will not be subject to U.S. federal income or withholding tax, provided that the withholding agent has received or receives, prior to payment, appropriate documentation (generally, an IRS Form W-8BEN or a successor form) establishing that the Non-U.S. Holder is not a U.S. person, unless:

(i) the Non-U.S. Holder actually or constructively owns 10% or more of the total combined voting power of all classes of MLC’s stock that are entitled to vote,

(ii) the Non-U.S. Holder is a “controlled foreign corporation” that is a “related person” with respect to MLC (each, within the meaning of the Tax Code), or

(iii) such interest or OID is effectively connected with the conduct by the Non-U.S. Holder of a trade or business within the United States (in which case, provided the Non-U.S. Holder provides a properly-executed IRS Form W-8ECI (or successor form) to the withholding agent, the Non-U.S. Holder (x) generally will not be subject to withholding tax, but (y) will be subject to U.S. federal income tax in the same manner as a U.S. Holder (unless an applicable income tax treaty provides otherwise), and a Non-U.S. Holder that is a corporation for U.S. federal income tax purposes may also be subject to a branch profits tax with respect to such Non-U.S. Holder’s effectively connected earnings and profits that are attributable to the interest or OID at a rate of 30% (or at a reduced rate or exemption from tax under an applicable income tax treaty)).

A Non-U.S. Holder that does not qualify for exemption from withholding tax with respect to interest or OID that is not effectively connected income generally will be subject to withholding of U.S. federal income tax at a 30% rate (or at a reduced rate or exemption from tax under an applicable income tax treaty) on payments that are attributable to accrued interest (including OID). For purposes of providing a properly-executed IRS Form W-8BEN, special procedures are provided under applicable Treasury regulations for payments through qualified foreign intermediaries or certain financial institutions that hold customers’ securities in the ordinary course of their trade or business.

b. Treaty Benefits. To claim the benefits of a treaty, a Non-U.S. Holder must provide a properly-executed IRS Form W-8BEN (or a successor form) prior to the payment.

c. Foreign Government Exemption. Foreign government-related entities should furnish an IRS Form W-8EXP (or successor form) in order to establish an exemption from withholding under Section 892 of the Tax Code.

2. Disposition of GUC Trust Units

Any gain realized by a Non-U.S. Holder upon the sale, exchange or other taxable disposition of GUC Trust Units generally will not be subject to U.S. federal income tax unless:

•

that gain is effectively connected with such Non-U.S. Holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment);

•	the Non-U.S. Holder does not hold its GUC Trust Units as “capital assets” (generally, property held for investment) within the meaning of Section 1221 of the Tax Code;

•	the Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met; or

•

MLC was a “United States real property holding corporation” for U.S. federal income tax purposes. As discussed above, MLC believed that it was not a USRPHC prior to the 363 Transaction and “G” reorganization and that it should not have been tested separately as a USRPHC following the first step of such reorganization. Thus, the GUC Trust Units should not be treated as USRPIs. However, there can be no assurance that the IRS would agree with this position.

A Non-U.S. Holder described in the first bullet point above will generally be subject to U.S. federal income tax on the net gain derived from the sale under regular graduated U.S. federal income tax rates or such lower rate as specified by an applicable income tax treaty. Such Non-U.S. Holder’s gain or loss will equal the difference between the amount realized by the Non-U.S. Holder and the Non-U.S. Holder’s adjusted tax basis in the GUC Trust Units. The amount realized by the Non-U.S. Holder will include the amount of any cash and the fair market value of any other property received for the GUC Trust Units. The Non-U.S. Holder’s adjusted tax basis in the GUC Trust Units will generally be equal to the cost of the GUC Trust Units to such Non-U.S. Holder. In a reorganization exchange, a Non-U.S. Holder’s aggregate tax basis in the GUC Trust Units received will equal the Non-U.S. Holder’s aggregate adjusted tax basis in the Allowed General Unsecured Claims exchanged therefor. See “Consequences to Holders of Allowed General Unsecured Claims,” above, for a discussion of reorganization treatment. The tax considerations to Non-U.S. Holders described in the second bullet point above may depend on the nature of the claim underlying such Non-U.S. Holder’s GUC Trust Units. Such Non-U.S. Holders should consult their own tax advisors regarding the tax consequences of disposing of their GUC Trust Units.

A Non-U.S. Holder that is a foreign corporation may, in addition, be subject to a branch profits tax at a 30% rate or a lower rate specified by an applicable income tax treaty. An individual Non-U.S. Holder described in the second bullet point above will generally be subject to a flat 30% U.S. federal income tax on the gain derived from the sale, which may be offset by U.S. source capital losses. Such Non-U.S. Holder’s gain or loss will equal the difference between the amount realized by the Non-U.S. Holder and the Non-U.S. Holder’s adjusted tax basis in the GUC Trust Units. The amount realized by the Non-U.S. Holder will include the amount of any cash and the fair market value of any other property received for the GUC Trust Units. The Non-U.S. Holder’s adjusted tax basis in the GUC Trust Units will generally be equal to the cost of the GUC Trust Units to such Non-U.S. Holder. In a reorganization exchange, a Non-U.S. Holder’s aggregate tax basis in the GUC Trust Units received will equal the Non-U.S. Holder’s aggregate adjusted tax basis in the Allowed General Unsecured Claims exchanged therefor. See “Consequences to Holders of Allowed General Unsecured Claims,” above, for a discussion of reorganization treatment. If a Non-U.S. Holder is eligible for the benefits of a tax treaty between the United States and its country of residence, any gain described in the second bullet point will be subject to U.S. federal income tax in the manner specified by the treaty and generally will only be subject to such tax if such gain is attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States. To claim the benefit of any applicable tax treaty, a Non-U.S. Holder must properly submit an IRS Form W-8BEN (or suitable successor or substitute form). Non-U.S. Holders should consult their tax advisors regarding the potential application of tax treaties and their eligibility for treaty benefits.

Because of the uncertainty surrounding the IRS’s treatment of the GUC Trust Units for U.S. federal income tax purposes, the foregoing discussion is merely an explanation of the likely treatment of the disposition of GUC Trust Units by a Non-U.S. Holder. Each Non-U.S. Holder is urged to consult its tax advisor regarding the U.S. federal income tax treatment of the disposition of its GUC Trust Units.

3. Ownership and Disposition of New GM Securities.

a. Dividends. Any distributions made on New GM Securities (including any constructive distributions thereon) will constitute dividends for U.S. federal income tax purposes to the extent of New GM’s current or accumulated earnings and profits as determined under U.S. federal income tax principles. Except as described below, dividends paid on New GM Securities held by a Non-U.S. Holder that are not effectively connected with a Non-U.S. Holder’s conduct of a U.S. trade or business (or if an income tax treaty applies, are not attributable to a permanent establishment maintained by such Non-U.S. Holder in the United States) will be subject to U.S. federal withholding tax at a rate of 30% (or lower treaty rate or exemption from tax, if applicable). A Non-U.S. Holder generally will be required to satisfy certain IRS certification requirements in order to claim a reduction of or exemption from withholding under a tax treaty by filing IRS Form W-8BEN or IRS Form W- 8EXP (or, in either case, a successor form) upon which the Non-U.S. Holder certifies, under penalties of perjury, its status as a non-U.S. person and its entitlement to the lower treaty rate or exemption from tax with respect to such payments. Dividends paid on New GM Securities held by a Non-U.S. Holder that are effectively connected with a Non-U.S. Holder’s conduct of a U.S. trade or business (and if an income tax treaty applies, are attributable to a permanent establishment maintained by such Non-U.S. Holder in the United States) generally will be subject to U.S. federal income tax in the same manner as a U.S. Holder, and a Non- U.S. Holder that is a corporation for U.S. federal income tax purposes may also be subject to a branch profits tax with respect to such Non-U.S. Holder’s effectively connected earnings and profits that are attributable to the dividends at a rate of 30% (or at a reduced rate or exemption from tax under an applicable income tax treaty).

b. Sale, Redemption, or Repurchase. A Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax on gain realized on the sale or other taxable disposition (including a cash redemption) of New GM Securities received pursuant to the Plan unless (i) such holder is an individual who was present in the United States for 183 days or more during the taxable year, has a “tax home” in the United States, and certain other conditions are met, (ii) such gain is effectively connected with such Non-U.S. Holder’s conduct of a trade or business within the United States (and if an income tax treaty applies, such gain is attributable to a permanent establishment maintained by such Non-U.S. Holder in the United States), or (iii) New GM is or has been a USRPHC at any time within the shorter of the five-year period preceding such disposition or such holder’s holding period.

If the first exception applies, the Non-U.S. Holder generally will be subject to U.S. federal income tax at a rate of 30% (or at a reduced rate or exemption from tax under an applicable income tax treaty) on the amount by which such Non-U.S. Holder’s capital gains allocable to U.S. sources exceed capital losses allocable to U.S. sources during the taxable year of disposition of the New GM Securities. If the second exception applies, the Non-U.S. Holder generally will be subject to U.S. federal income tax with respect to such gain in the same manner as a U.S. Holder, and a Non-U.S. Holder that is a corporation for U.S. federal income tax purposes may also be subject to a branch profits tax with respect to earnings and profits effectively connected with a U.S. trade or business that are attributable to such gains at a rate of 30% (or at a reduced rate or exemption from tax under an applicable income tax treaty).

Prior to its dissolution, MLC believed that New GM had never been a USRPHC for U.S. federal income tax purposes. MLC considered it unlikely, based on New GM’s business plans and operations, that New GM would become a USRPHC in the future. If New GM has been or were to become a USRPHC, a Non-U.S. Holder might be subject to U.S. federal income tax (but not the branch profits tax) with respect to gain realized on the disposition of New GM Securities. However, such gain would not be subject to U.S. federal income or withholding tax if (i) New GM’s common stock is regularly traded on an established securities market and (ii) the Non-U.S. Holder disposing of New GM Securities did not own, actually or constructively, at any time during the five-year period preceding the disposition, more than 5% of the applicable class of New GM Securities.

4. Information Reporting and Backup Withholding. A Non-U.S. Holder generally will not be subject to backup withholding with respect to payments of interest (including OID) or dividends and any other reportable payments, including amounts received pursuant to the Plan and payments of proceeds from the sale, retirement, or other disposition of the New GM Securities, as long as (i) the payor or broker does not have actual knowledge or reason to know that the holder is a U.S. person and (ii) the holder has furnished to the payor or broker a valid IRS Form W-8BEN or IRS Form W-8EXP (or, in either case, a successor form) certifying, under penalties of perjury, its status as a non-U.S. person or otherwise establishes an exemption.

Any amounts withheld under the backup withholding rules from a payment to a Non- U.S. Holder will be allowed as a credit against such holder’s U.S. federal income tax liability, if any, or will otherwise be refundable, provided that the requisite procedures are followed and the proper information is filed with the IRS on a timely basis. Non-U.S. Holders should consult their own tax advisors regarding their qualification for exemption from backup withholding and the procedure for obtaining such an exemption, if applicable.

In addition to the foregoing, the GUC Trust generally must report to a Non-U.S. Holder and to the IRS the amount of interest (including OID) and dividends paid to each Non- U.S. Holder during each calendar year and the amount of tax, if any, withheld from such payments. Copies of the information returns reporting such amounts and withholding may be made available by the IRS to the tax authorities in the country in which a Non-U.S. Holder is a resident under the provision of an applicable income tax treaty or other agreement.

Additionally, under recently enacted U.S. legislation and proposed Treasury Regulations relevant thereto, certain payments of U.S. source income, including dividends, made after December 31, 2013 (including payments attributable to dispositions of property which produced (or could produce) certain U.S. source income) made to certain non-U.S. entities will be subject to a 30% withholding tax unless (i) in the case of a non-U.S. financial institution, it enters into an agreement with the Secretary of the Treasury to provide information concerning its direct and certain indirect U.S. account holders, among other things, or (ii) in the case of a non-U.S. non-financial entity, such entity provides to the withholding agent similar information concerning its substantial U.S. owners, among other things. These rules will not apply with respect to payments on or with respect to debt obligations that are outstanding on January 1, 2013. Each Non-U.S. Holder should consult its own tax advisors regarding the treatment of U.S. withholding taxes in general and the application of the recently enacted legislation to its particular circumstances.

The foregoing summary has been provided for informational purposes only. All holders of Allowed General Unsecured Claims receiving a distribution under the Plan are urged to consult their tax advisors concerning the U.S. federal, state, local, and foreign tax consequences applicable under the Plan.

Dissolution of the GUC Trust

The GUC Trust has an initial stated term of three years from the Effective Date. However, the GUC Trust Administrator can apply to the Bankruptcy Court for a shorter or longer term in order to resolve all Disputed General Unsecured Claims and Avoidance Action General Unsecured Claims or to complete the resolution of the Residual Wind-Down Claims and the distribution of any remaining assets of the Debtors.

If, as of the final distribution date, any GUC Trust Units remain undistributed, such GUC Trust Units will be deemed cancelled and will cease to be outstanding. If, as of the final distribution date, any New GM Securities, proceeds therefrom, or distributions thereon remain undistributed, any such assets will be distributed pro rata to the beneficiaries of the GUC Trust Units then outstanding on the final distribution date to the extent permitted by law, and to the extent not so permitted, will otherwise be disposed of in accordance with applicable law.

Fiscal Year

The GUC Trust’s fiscal year begins on April 1 and ends on the following March 31. The GUC Trust’s first quarter in the fiscal year is from April 1 to June 30. As the GUC Trust was created on March 30, 2011 and the Effective Date of the Plan was March 31, 2011, for financial reporting purposes, the GUC Trust is assumed to have been established as of April 1, 2011 and received its initial funding on or about April 1, 2011.

Financial Statements

Pursuant to the no-action letter granted by the staff of the SEC, the GUC Trust will file annual reports on Form 10-K and quarterly reports on Form 10-Q. The GUC Trust will file a Statement of Net Assets in Liquidation and a Statement of Changes in Net Assets in Liquidation, and a Statement of Cash Flows in Liquidation as the principal financial statements presented under the liquidation basis of accounting. Under the liquidation basis of accounting, assets are stated at their estimated net realizable value, which is the non-discounted amount of cash or its equivalent, into which an asset is expected to be converted in the due course of business less direct costs, while liabilities are reported at their estimated settlement amount, which is the non-discounted amount of cash, or its equivalent, expected to be paid to liquidate an obligation in the due course of business, including direct costs. In addition, under the liquidation basis of accounting, a reserve will be established for estimated costs expected to be incurred during the liquidation, including insurance expense, contractor services, rental expenses and other expected future costs, exclusive of interest expense. Such costs are accrued when they are both estimable and probable. These estimates will be periodically reviewed and adjusted as appropriate.

The preparation of financial statements in conformity with Generally Accepted Accounting Principles will require the GUC Trust to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. The liquidation basis of accounting requires the GUC Trust to make assumptions, judgments and estimates that can have a significant impact on reported net assets in liquidation. The GUC Trust will base its assumptions, judgments and estimates on the most recent information available and various other factors that it believes to be reasonable under the circumstances. Actual results could differ materially from these estimates under different assumptions or conditions. Any increases in the amount of estimated costs to be incurred during liquidation or decreases in the estimated realizable value of assets will reduce the amount of net assets available for ultimate distribution to the trust beneficiaries.

On a regular basis, the GUC Trust will evaluate its assumptions, judgments and estimates and make changes accordingly.

Availability of Information Relating to the GUC Trust and New GM

The GUC Trust is currently filing quarterly reports pursuant to the requirements of the GUC Trust Agreement, or GUC Trust Reports, with the Bankruptcy Court and files these reports under cover of Form 8-K with the SEC. The GUC Trust Agreement, related documentation and all information filed with the Bankruptcy Court by the GUC Trust Administrator, including the GUC Trust Reports, can be accessed free of charge on the GUC Trust website at www.mlcguctrust.com, and the GUC Trust’s filings with the SEC can be accessed free of charge at www.sec.gov. New GM’s filings with the SEC can be accessed free of charge at http://investor.gm.com/sec-filings and www.sec.gov.

Recent Trading Prices of New GM Securities

New GM Common Stock and New GM Warrants are listed on the NYSE. On June 11, the closing sales price of shares of New GM Common Stock was $21.92, the closing sales price of New GM $10.00 Warrants was $13.03 and the closing sales price of New GM $18.33 Warrants was $8.16.

The following table shows recent trading prices of the New GM Common Stock:

	Year Ending December 31, 2012		Year Ended December 31, 2011		Year Ended December 31, 2010
	High	Low	High	Low	High	Low
Quarter

First	$27.68	$20.75	$39.48	$30.20	N/A	N/A

Second (through June 11, 2012)	$27.03	$20.66	$33.47	$28.17	N/A	N/A

Third	N/A	N/A	$32.08	$19.77	N/A	N/A

Fourth	N/A	N/A	$26.55	$19.00	$36.98	$33.07

The following table shows recent trading prices for the New GM $10.00 Warrants:

	Year Ending December 31, 2012		Year Ended December 31, 2011		Year Ended December 31, 2010
	High	Low	High	Low	High	Low
Quarter

First	$18.62	$12.01	N/A	N/A	N/A	N/A

Second (through June 11, 2012)	$18.03	$11.92	$24.47	$19.00	N/A	N/A

Third	N/A	N/A	$22.69	$11.60	N/A	N/A

Fourth	N/A	N/A	$17.64	$10.63	N/A	N/A

The following table shows recent trading prices for the New GM $18.33 Warrants:

	Year Ending December 31, 2012		Year Ended December 31, 2011		Year Ended December 31, 2010
	High	Low	High	Low	High	Low
Quarter

First	$12.66	$7.90	N/A	N/A	N/A	N/A

Second (through June 11, 2012)	$12.13	$7.51	$18.73	$14.03	N/A	N/A

Third	N/A	N/A	$17.22	$7.74	N/A	N/A

Fourth	N/A	N/A	$12.35	$7.20	N/A	N/A

The GUC Trust Units are neither listed on any securities exchange nor quoted on any quotation system.

Risk Factors

You should carefully consider each of the following risks and all other information contained in this Form 8-K. The occurrence of any of the following risks could materially and adversely affect the value of the GUC Trust Units. The risks described below are not the only ones that beneficiaries of the GUC Trust Units face. Additional risks and uncertainties not presently known or deemed immaterial may also materially and adversely affect the value of the GUC Trust Units. In addition, you should also consider the “Risk Factors” section and other information in New GM’s Annual Report on Form 10-K for the year ended December 31, 2011 and in New GM’s subsequently filed Quarterly Reports on Form 10-Q for risks and uncertainties associated with New GM’s business, operations and financial condition, which may affect the value of the New GM Securities and, in turn, the value of the GUC Trust Units.

Distributions with respect to the GUC Trust Units will be contingent on the extent to which Disputed General Unsecured Claims are disallowed, which in turn will depend on the claims resolution process, and the number and amount of Avoidance Action General Unsecured Claims that arise, the results of which cannot be predicted in advance.

There is a limited number of New GM Securities held by the GUC Trust that may be distributed to the GUC Trust Unit beneficiaries, and the amount of New GM Securities that is ultimately distributed to each GUC Trust Unit beneficiary will depend on (i) the number and amount of Disputed General Unsecured Claims that are disallowed, which is determined pursuant to the resolution process for Disputed General Unsecured Claims that is detailed in the GUC Trust Agreement and (ii) the number and amount of Avoidance Action General Unsecured Claims that arise. It is not possible to predict the number or amount of Disputed General Unsecured Claims that will ultimately be allowed, or the number or amount of Avoidance Action General Unsecured Claims that will arise. Thus, the aggregate amount of New GM Securities that is ultimately available for distribution in respect of the GUC Trust Units is not presently determinable.

Additional Shares of New GM Common Stock may be distributed in respect of the GUC Trust Units if the Allowed General Unsecured Claims exceed $35 billion, but the issuance of such Additional Shares provides only partial dilution protection.

In the event that the aggregate total Allowed General Unsecured Claims exceeds $35 billion, New GM will be required to issue Additional Shares. The number of Additional Shares to be issued will be equal to the number of such shares, rounded up to the next whole share, calculated by multiplying (i) 30 million shares (adjusted to take into account any stock dividend, stock split, combination of shares, recapitalization, merger, consolidation, reorganization or similar transaction with respect to such New GM Common Stock from and after the closing of the 363 Transaction and before issuance of the Additional Shares) and (ii) a fraction, (A) the numerator of which is the amount by which Allowed General Unsecured Claims exceed $35 billion (such excess amount being capped at $7 billion) and (B) the denominator of which is $7 billion.

However, the obligation to issue Additional Shares provides only partial protection for each GUC Trust Unit beneficiary against the recovery dilution caused by the allowance of general unsecured claims (including Avoidance Action General Unsecured Claims) in excess of $35 billion. New GM is obligated to distribute to the GUC Trust only the New GM Common Stock associated with claims allowed in excess of $35 billion – there is no obligation to distribute the corresponding New GM Warrants. As such, the issuance of Additional Shares will only provide partial dilution protection for GUC Trust Unit beneficiaries against the allowance of claims in excess of $35 billion. Moreover, the obligation of New GM to issue Additional Shares ceases if the aggregate total Allowed General Unsecured Claims exceeds $42 billion.

The GUC Trust may be required to sell New GM Securities to fund expenses of the GUC Trust if the Administrative Fund is insufficient, or in the event that the GUC Trust incurs current or projected Taxes on Distribution, which would reduce the amount of New GM Securities available for distribution to GUC Trust Unit beneficiaries.

In the event that the Administrative Fund is insufficient to satisfy the fees, costs and expenses of the GUC Trust, or that the GUC Trust may be subject to current or projected Taxes on Distribution, then under the GUC Trust Agreement, the GUC Trust Administrator is authorized, with the approval of the GUC Trust Monitor, to reserve, and, with the approval of the Bankruptcy Court (other than with respect to sales of New GM Securities for the purposes of funding Taxes on Distribution, pursuant to which only GUC Trust Monitor approval is required) to sell New GM Securities to cover any shortfall. The cash raised by any such sales will be added to the Other GUC Trust Administrative Cash, which is used for the payment of the GUC Trust’s administrative expenses or for payment of Taxes on Distribution. If any such sales occur, a lesser amount of New GM Securities will be available for distribution to the GUC Trust Unit beneficiaries.

The GUC Trust may be required to sell New GM Securities to fund Residual Wind-Down Claims and Residual Wind-Down Expenses if the Residual Wind-Down Assets are insufficient, which would reduce the amount of New GM Securities available for distribution to GUC Trust Unit beneficiaries.

In the event that the Residual Wind-Down Assets are insufficient to satisfy the Residual Wind-Down Claims and/or the Residual Wind-Down Expenses (and there is no remaining Other GUC Trust Administrative Cash designated to satisfy such claims or expenses), then under the GUC Trust Agreement, the GUC Trust Administrator is authorized, with the approval of the GUC Trust Monitor, to reserve, and, with the approval of the Bankruptcy Court, to sell New GM Securities to cover any shortfall. The cash raised by any such sales will be added to the Other GUC Trust Administrative Cash, which is used in part for the payment of the Residual Wind-Down Claims and Residual Wind-Down Expenses. If any such sales occur, a lesser amount of New GM Securities will be available for distribution to the GUC Trust Unit beneficiaries. After the GUC Trust has concluded its affairs, any funds remaining that were obtained from New GM Securities sold to fund the resolution of Residual Wind-Down Claims or the distribution of Residual Wind-Down Assets will be distributed to the beneficiaries of the GUC Trust Units.

The GUC Trust Units constitute contingent rights to receive the Excess GUC Trust Distributable Assets, including New GM Securities, the value of which will depend on the business, assets, operations and prospects of New GM, regarding which the GUC Trust, the GUC Trust Administrator and the GUC Trust Monitor have no independent knowledge or control.

By holding beneficial interests in GUC Trust Units, each GUC Trust Unit beneficiary has a contingent right to receive Excess GUC Trust Distributable Assets, which may include New GM Securities. The value of the New GM Securities depends on the business, assets, operations and prospects of New GM, and the GUC Trust, the GUC Trust Administrator and the GUC Trust Monitor have no independent knowledge or control over such matters. Fluctuations in the stock market, adverse developments regarding New GM’s business, assets, operations or prospects and general economic and market conditions may adversely affect the value of the New GM Securities, and the value of the distributions that you receive as a beneficiary of the GUC Trust may thus decline. You should consider the “Risk Factors” section and other information in New GM’s Annual Report on Form 10-K for the year ended December 31, 2011 and in New GM’s subsequently filed Quarterly Reports on Form 10-Q.

There can be no assurance that an active trading market for the GUC Trust Units will develop, and the GUC Trust, the GUC Trust Administrator and the GUC Trust Monitor will take no actions to facilitate or promote such a trading market.

There is no established trading market for the GUC Trust Units, and the GUC Trust Units will not be listed on any securities exchange or entered into any quotation system. As a result, the liquidity of the GUC Trust Units may be significantly limited, and thus, the value of the GUC Trust Units could be negatively impacted. The GUC Trust, the GUC Trust Administrator and the GUC Trust Monitor will not take any actions to facilitate or promote a trading market in the GUC Trust Units or any instrument or interest tied to the value of the GUC Trust Units.

The GUC Trust Unit beneficiaries have no management, control or voting rights beyond their limited ability to remove and replace the GUC Trust Administrator and the GUC Trust Monitor for good cause.

Beneficiaries of the GUC Trust Units have no title or right to, or possession, management, or control of, the GUC Trust or the GUC Trust assets, including with respect to the resolution of Disputed General Unsecured Claims, the outcome of which could adversely impact the value of the GUC Trust Units. In addition, under the GUC Trust Agreement, beneficiaries of the GUC Trust Units do not have the right to appoint or remove the GUC Trust Administrator or the GUC Trust Monitor, except with respect to the removal of the GUC Trust Administrator or GUC Trust Monitor for good cause.

In addition to providing services to the GUC Trust, certain agents of the GUC Trust also provide services to other trusts that have been established to administer claims against the Debtors, the beneficiaries of which may have differing interests from the beneficiaries of the GUC Trust.

In addition to providing services to the GUC Trust, certain agents of the GUC Trust also provide services to other trusts that have been established to administer claims against the Debtors, the beneficiaries of which may have differing interests from the beneficiaries of the GUC Trust. For example, in addition to serving as the GUC Trust Administrator, Wilmington Trust Company also serves as the Avoidance Action Trust Administrator. Similarly, in addition to serving as the GUC Trust Monitor, FTI Consulting, Inc. also serves as monitor for the Avoidance Action Trust.

At the time that it confirmed the Plan, the Bankruptcy Court approved the service of Wilmington Trust Company and FTI Consulting, Inc. in the capacities listed above.

The GUC Trust also relies significantly upon certain advisory services provided by AlixPartners, LLP, which provides similar advisory services to the Motors Liquidation Company DIP Lenders Trust and the Motors Liquidation Company Wind-Down Trust, two other trusts established to administer recoveries from certain assets formerly owned by MLC for the benefit of the DIP Lenders. AP Services, LLC, an affiliate of AlixPartners, LLP, also serves as the trustee and trust administrator for each of such other trusts.

While the GUC Trust believes that the foregoing arrangements do not currently present any material conflict of interest, circumstances could arise where potential conflicts of interest could exist. In such circumstances, the GUC Trust will make reasonable efforts to cause its agents to mitigate such conflicts of interest, including by disclosure of the conflict of interest to relevant parties or recusal from decisions relating to the conflict of interest.

Resolution of the Term Loan Avoidance Action could result in additional Avoidance Action General Unsecured Claims, the holders of which would be entitled to share in distributions of New GM Securities and GUC Trust Units from the GUC Trust.

Avoidance Action General Unsecured Claims could potentially arise in the event that the Avoidance Action Trust Administrator is successful in prosecuting the Term Loan Avoidance Action and recovering the proceeds of such legal action. To the extent that the Avoidance Action Trust Administrator is successful in obtaining a judgment against the defendant(s) in the Term Loan Avoidance Action, Avoidance Action General Unsecured Claims will arise in the amount of any transfers actually avoided and disgorged pursuant to the Term Loan Avoidance Action. Once such Avoidance Action General Unsecured Claims arise, the holders of such claims will be entitled to receive a distribution of Reserved New GM Securities and GUC Trust Units from the GUC Trust. Such a distribution would reduce the amount of New GM Securities available for distribution to the current beneficiaries of GUC Trust Units and the pro rata share of New GM Securities distributed in the future to which the current beneficiaries of GUC Trust Units are entitled.

As discussed above, the ownership of the beneficial interests in the Avoidance Action Trust is currently in dispute. As such, while the successful prosecution of, and recovery under, the Term Loan Avoidance Action will result in the incurrence of additional Avoidance Action General Unsecured Claims, it is not known whether holders of Allowed General Unsecured Claims will benefit from any cash recovered under the Term Loan Avoidance Action. Moreover, upon the change of the form of the GUC Trust Units into book-entry form only, represented by one or more global certificates registered in the name of DTC, as depositary, or Cede & Co., its nominee, for so long as DTC is willing to act in that capacity, as described above, beneficial interests in the Avoidance Action Trust (if any) will remain with holders of Allowed General Unsecured Claims, rather than beneficiaries of GUC Trust Units. As such, a holder of a GUC Trust Unit that does not hold a corresponding Allowed General Unsecured Claim will potentially have its recovery diluted through the incurrence of Avoidance Action General Unsecured Claims by the GUC Trust, without receiving the benefit of any cash recovered pursuant to the Term Loan Avoidance Action.

Properties

The GUC Trust does not own or lease any physical properties.

Security Ownership of Certain Beneficial Owners and Management

The GUC Trust does not have “voting securities” within the meaning of the Exchange Act and therefore has not provided disclosure regarding beneficial ownership.

Directors and Executive Officers

The GUC Trust has no officers, directors or employees. The GUC Trust is administered by the GUC Trust Administrator, Wilmington Trust Company, not in its individual capacity but solely in its capacity as the trust administrator and trustee of the GUC Trust. The activities of the GUC Trust Administrator are overseen by the GUC Trust Monitor, FTI Consulting, Inc., solely in its capacity as monitor of the GUC Trust. The GUC Trust Administrator is authorized by the GUC Trust Agreement to retain, pay, oversee, direct the services of and (subject to GUC Trust Monitor approval) terminate Trust Professionals to assist in the administration of the GUC Trust, particularly in connection with the claims resolution process, the preparation of financial statements and the GUC Trust’s record keeping and reporting functions. The GUC Trust and GUC Trust Administrator rely solely on receiving accurate information, reports and other representations from Trust Professionals and other service providers to the GUC Trust. In filing this Form 8-K and executing any related documentation on behalf of the GUC Trust, the GUC Trust Administrator has relied upon the accuracy of such reports, information and representations. Notwithstanding such reliance, the GUC Trust Administrator is ultimately responsible for the disclosure provided in this Form 8-K.

The GUC Trust Administrator’s role is provided for under the GUC Trust Agreement, and such role includes without limitation the obligation to (1) hold, manage, sell, invest and distribute the assets comprising the corpus of the GUC Trust, (2) prosecute and resolve objections to Disputed General Unsecured Claims, (3) take all necessary actions to administer the wind-down of the affairs of the Debtors, and (4) resolve and satisfy (to the extent allowed) any Residual Wind-Down Claims. The responsibilities of the GUC Trust Administrator in connection with the wind-down of MLC and its Debtor subsidiaries include monitoring and enforcing the implementation of the Plan as it relates to the wind-down, paying taxes and filing tax returns, making any other necessary tax filings related to the wind-down and in general taking any other actions necessary or appropriate to wind-down MLC and its debtor subsidiaries and obtain an order closing the Debtors’ chapter 11 cases.

The GUC Trust Monitor was appointed for the purpose of overseeing the activities of the GUC Trust Administrator. The GUC Trust Administrator is required to obtain the approval of the GUC Trust Monitor for a variety of actions, including preparing budgets and making expenditures that deviate from the Budget by more than a specified amount (except to the extent such expenditures are approved by the Bankruptcy Court), settling or otherwise resolving disputed claims in excess of a specified amount, retaining or terminating Trust Professionals, reserving of GUC Trust assets intended for distribution to GUC Trust beneficiaries for the payment of administrative expenses or Taxes on Distribution and amending the GUC Trust Agreement.

Pursuant to the no-action letter granted by the staff of the SEC, in response to Item 401 of Regulation S-K, this Form 8-K includes disclosure relating to certain individuals who are employed by the GUC Trust Administrator and GUC Trust Monitor, respectively, in a leadership capacity with respect to the administration by the GUC Trust Administrator and the monitorship by the GUC Trust Monitor, respectively, with regard to the GUC Trust:

•

David Allen Vanaskey, Jr., 47, is a vice-president in the Capital Markets Division of Wilmington Trust Company. At Wilmington Trust Company, he has management and account responsibilities in asset financing, equipment financing and restructuring and default products. David Vanaskey has worked in the financial services industry for over 25 years. He has specialized in asset securitizations, equipment financings, corporate lending and project finance transactions. He has participated in Chapter 11 restructurings, creditor committee participation, liquidations, and disbursements. Most recently he was the Indenture Trustee in the General Motors unsecured public debt transactions and chaired the committee for unsecured creditors in the General Motors bankruptcy.

•

Anna Mary Phillips, 47, is a Senior Managing Director in the Corporate Finance/Restructuring practice of FTI Consulting, Inc. Ms. Phillips has more than 25 years of restructuring experience, including both financial advisory and investment banking roles for debtors, creditors and equity. She has completed numerous Chapter 11 and out-of-court restructurings. Ms. Phillips has successfully restructured businesses in many industries, including: automotive; aviation; aerospace; heavy engineering and construction; manufacturing; financial services; retail and commercial printing. Ms. Phillips’ advisory roles have included: strategic, operational and financial restructuring both in and out of court; receivership, equity and debt recapitalization; purchase and divestment of businesses; fairness opinions; arrangement of debtor-in-possession and exit financing facilities; business and strategic planning and review, renegotiation of debt facilities in the event of covenant breach, valuations under various operating and restructuring scenarios, liquidations, and debt exchanges. Ms. Phillips has also provided expert witness testimony in restructuring situations and provided technical assistance to counsel in restructuring related litigation. Her global experience encompasses the Far East, United Kingdom and Europe, as well as North and South America, including cross-border transactions. Prior to joining FTI Consulting, Inc. in March 2009, Ms. Phillips was a Managing Director in the Investment Banking Group at Macquarie Group and its predecessor organizations. Ms. Phillips holds a B.Com. from the University of Tasmania and is a member of the American Bankruptcy Institute, the Association of Insolvency and Restructuring Advisors and the Australian Institute of Chartered Accountants.

Executive Compensation

Under the GUC Trust Agreement, the GUC Trust Administrator is entitled to receive fair and reasonable compensation for its services, to be paid out of the Administrative Fund in accordance with the Budget prior to the final distribution date. The GUC Trust Administrator is entitled, without the need for approval of the Bankruptcy Court, to reimburse itself from the Administrative Fund on a monthly basis for such compensation and all reasonable out-of-pocket expenses actually incurred in the performance of duties in accordance with the GUC Trust Agreement and the Budget. In addition, to the extent the Administrative Fund is not sufficient to provide the GUC Trust Administrator with fair and reasonable compensation for its services or for reasonable out-of-pocket expenses, the GUC Trust Administrator will be paid out of the Other GUC Trust Administrative Cash in accordance with Section 6.1 of the GUC Trust Agreement. As of March 31, 2012, the GUC Trust Administrator has received compensation of approximately $1.2 million under the GUC Trust Agreement and expense reimbursements of $249,000.

Under the GUC Trust Agreement, the GUC Trust Monitor is entitled to receive fair and reasonable compensation for its services, to be paid out of the Administrative Fund, in accordance with the Budget. The GUC Trust Monitor is entitled, without the need for approval of the Bankruptcy Court, to direct the GUC Trust Administrator to reimburse the GUC Trust Monitor from the Administrative Fund on a monthly basis, for such compensation and all reasonable out-of-pocket expenses actually incurred in the performance of duties in accordance with the GUC Trust Agreement, consistent with the Budget prepared pursuant to Section 6.4 of the GUC Trust Agreement. In addition, to the extent the Administrative Fund is not sufficient to provide the GUC Trust Monitor with fair and reasonable compensation for its services or for reasonable out-of-pocket expenses, it will be paid out of the Other GUC Trust Administrative Cash in accordance with Section 6.1 of the GUC Trust Agreement. As of March 31, 2012, the GUC Trust Monitor has received compensation of approximately $575,000 under the GUC Trust Agreement and expense reimbursements of $8,000.

As noted above, the GUC Trust has no officers, directors or employees.

Certain Relationships and Related Transactions

In addition to serving as GUC Trust Administrator, Wilmington Trust Company continues to serve as trustee pursuant to the indentures for certain series of previously outstanding debt of MLC. Wilmington Trust Company has received and will continue to receive certain customary fees in amounts consistent with Wilmington Trust Company’s standard rates for such service. The Bankruptcy Court previously approved the creation of a segregated fund for the purposes of funding such fees for Wilmington Trust Company as well as the other indenture trustees and fiscal and paying agents for previously outstanding debt of MLC. During the fiscal year ended March 31, 2012, the total amount of such fees for Wilmington Trust Company was approximately $480,000.

In addition, Wilmington Trust Company has also entered into certain arrangements with the GUC Trust pursuant to which it or its affiliates have previously received, and may in the future receive, reasonable and customary fees and commissions for services other than services in the capacity of GUC Trust Administrator. Such arrangements include the provision of custodial, investment advisory and brokerage services to the GUC Trust. The fees and commissions charged by Wilmington Trust Company and its affiliates pursuant to these arrangements are consistent with the standard fees and commissions charged by Wilmington Trust Company to unrelated third-parties in negotiated transactions. During the fiscal year ended March 31, 2012, the total amount of such fees and commissions was approximately $192,000.

Legal Proceedings

Term Loan Avoidance Action. On July 31, 2009, the Committee, on behalf of the Debtors, commenced the Term Loan Avoidance Action (Official Committee of Unsecured Creditors of Motors Liquidation Co. v. JPMorgan Chase Bank, N.A. et al., Adv. Pro. No. 09-00504 (Bankr. S.D.N.Y. July 31, 2009)). The Term Loan Avoidance Action seeks the return of approximately $1.5 billion that had been transferred to a consortium of prepetition lenders pursuant to the terms of the order approving the DIP Credit Agreement. On the Dissolution Date, the Term Loan Avoidance Action was transferred to the Avoidance Action Trust. To the extent that the Avoidance Action Trust Administrator is successful in obtaining and collecting a judgment against the defendant(s) therein, Avoidance Action General Unsecured Claims will arise in the amount actually collected from the defendant(s), and in the name of such defendant(s).

The Avoidance Action Trust was established under the Plan and is independent of the GUC Trust. Ownership of the beneficial interests in the Avoidance Action Trust is currently under dispute, with both the DIP Lenders and the Committee, on behalf of the holders of Allowed General Unsecured Claims, claiming sole ownership. On June 6, 2011, the Committee commenced an adversary proceeding seeking a declaratory judgment that (a) the DIP Lenders are not entitled to any proceeds of the Term Loan Avoidance Action and have no interests in the Avoidance Action Trust, and (b) the holders of Allowed General Unsecured Claims have the exclusive right to receive any and all proceeds of the Term Loan Avoidance Action, and are the exclusive beneficiaries of the Avoidance Action Trust. On December 2, 2011, the Bankruptcy Court entered an order in favor of the Committee, denying the DIP Lenders’ motions to dismiss and for summary judgment. On December 16, 2011, the DIP Lenders appealed this and other related rulings and decisions of the Bankruptcy Court. This proceeding is still pending. As such, while the successful prosecution of, and recovery under, the Term Loan Avoidance Action will result in the incurrence of additional Avoidance Action General Unsecured Claims, it is not known whether holders of Allowed General Unsecured Claims will benefit from any cash recovered under the Term Loan Avoidance Action. Moreover, upon the change of the form of the GUC Trust Units into book-entry form only, represented by one or more global certificates registered in the name of DTC, as depositary, or Cede & Co., its nominee, for so long as DTC is willing to act in that capacity, as described above, beneficial interests in the Avoidance Action Trust (if any) will remain with holders of Allowed General Unsecured Claims, rather than beneficiaries of GUC Trust Units. As such, a holder of a GUC Trust Unit that does not hold a corresponding Allowed General Unsecured Claim will potentially have its recovery diluted through the incurrence of Avoidance Action General Unsecured Claims by the GUC Trust, without receiving the benefit of any cash recovered pursuant to the Term Loan Avoidance Action.

Unless and until Avoidance Action General Unsecured Claims arise, the potential holders of such claims will not be entitled to receive a distribution from the GUC Trust. However, once such Avoidance Action General Unsecured Claims arise, the holders of such claims will be entitled to receive a distribution of New GM Securities from the GUC Trust.

Nova Scotia Notes. On July 2, 2010, the Committee filed an objection (Docket No. 6248), or the First Objection, to claims filed in the Chapter 11 Cases (i) by or on behalf of certain holders of notes, or the Nova Scotia Notes, issued in 2003 by General Motors Nova Scotia Finance Company, or Nova Scotia Finance, a Nova Scotia unlimited liability company and a subsidiary of Old GM, and guaranteed by Old GM, or the Guarantee Claims, which Guarantee Claims aggregate approximately $1,072,557,531; and (ii) by Green Hunt Wedlake, Inc., or Green Hunt Wedlake, in its capacity as bankruptcy trustee for Nova Scotia Finance, in the approximate amount of $1,607,647,592, or the Duplicative Claim and, together with the Guarantee Claims, the Disputed Nova Scotia Claims.

At or about the time of Old GM’s bankruptcy filing, Old GM and certain holders of the Nova Scotia Notes, among other parties, entered into a settlement agreement, or the Lock-Up Agreement, that purported to settle litigation commenced by such noteholders in Canada, in exchange for an approximate $367 million cash payment funded by Old GM, or the Consent Fee, and allowed claims against Old GM’s bankruptcy estate for more than $2.67 billion. Prior to the Lock-Up Agreement, the aggregate face amount of all claims by holders of the Nova Scotia Notes was less than $1 billion.

The First Objection seeks, among other things, (i) disallowance of certain Guarantee Claims and the Duplicative Claim under section 502 of title 11 of the Bankruptcy Code on the grounds, among others, that (a) such claims are duplicative and (b) the Lock-Up Agreement and related transactions are avoidable as fraudulent transfers under section 548 of the Bankruptcy Code and under New York state law, or, in the alternative, voidable as unauthorized post-petition transfers under section 549 of the Bankruptcy Code; and/or (ii) equitable subordination of the Disputed Claims under section 510(c) of the Bankruptcy Code.

On November 19, 2010, the Committee filed an amended objection (Docket No. 7859), or the Amended Objection and, together with the First Objection, the Objection, seeking, among other things, to disallow the Disputed Nova Scotia Claims under section 502(d) of the Bankruptcy Code or equitably subordinate the Disputed Nova Scotia Claims under section 510(c) of the Bankruptcy Code, or, in the alternative, reduce the Disputed Nova Scotia Claims to the principal amount of the Nova Scotia Notes less the Consent Fee, which fee should be recharacterized as a principal prepayment.

On March 1, 2012, the GUC Trust, as successor in interest to the Committee for all purposes relevant to the Objection, filed an adversary complaint in connection with the Chapter 11 Cases (Adversary Case No. 12-09802), or the Nova Scotia Adversary Proceeding, in order to address procedural arguments of certain parties to the Objection that the defenses of equitable subordination and recharacterization asserted in the Objection may only be asserted in an adversary proceeding.

The Objection and the Nova Scotia Adversary Proceeding are pending before the Bankruptcy Court. The principal defendants and holders of Disputed Nova Scotia Claims include Green Hunt Wedlake, Appaloosa Investment Limited Partnership I, Palomino Fund LTD, Thoroughbred Fund LP, Thoroughbred Master LTD, The Liverpool Limited Partnership, Elliott International LP, Drawbridge DSO Securities LLC, Drawbridge OSO Securities LLC, FCOF UB Securities LLC and Aurelius Investment, LLC.

Resolution of the Objection or the Nova Scotia Adversary Proceeding in favor of the GUC Trust will reduce the amount of claims against the Old GM bankruptcy estate and may result in increased value of the GUC Trust Units.

Recent Issuances of Unregistered Securities

On July 8, 2011, the GUC Trust issued 29,770,826 GUC Trust Units for the benefit of holders of Initial Allowed General Unsecured Claims. On July 28, 2011, the GUC Trust issued 64,393 GUC Trust Units for the benefit of holders of Resolved Disputed Claims. On October 28, 2011, the GUC Trust issued 41,349 GUC Trust Units for the benefit of holders of Resolved Disputed Claims. On January 13, 2012, the GUC Trust issued 47,623 GUC Trust Units for the benefit of holders of Resolved Disputed Claims in connection with the Section 2.3(a) Distribution. The GUC Trust also had 113,114 GUC Trust Units issuable on March 31, 2012 for the benefit of holders of Resolved Disputed Claims whose claims were allowed between January 1, 2012 and March 31, 2012, which such GUC Trust Units were issued on April 27, 2012. The GUC Trust Units issued in the distributions described above were issued on the books and records of the GUC Trust, evidenced by notation on the books and records of the GUC Trust Administrator and non-transferable. In each case, the GUC Trust Units were issued pursuant to the exemption provided by Section 1145 of the Bankruptcy Code.

Description of the GUC Trust Units

The following summary of the GUC Trust Units is not intended to be complete and is subject to, and qualified in its entirety by reference to, the GUC Trust Agreement, as amended, and the Delaware Act. You should read the GUC Trust Agreement, as amended, which is filed as an exhibit to this report on Form 8-K, for additional information.

The GUC Trust Agreement provides for the distribution of GUC Trust Units for the benefit of creditors holding Allowed General Unsecured Claims, in proportion to the amount of their claims, subject to rounding under the GUC Trust Agreement. Each GUC Trust Unit represents the contingent right to receive, on a pro rata basis, a share of the Excess GUC Trust Distributable Assets. If a Disputed General Unsecured Claim becomes an Allowed General Unsecured Claim, the holder of that claim will receive the New GM Securities and the GUC Trust Units corresponding to what the holder would have received had the claim been allowed as of the Effective Date. To the extent all or portion of a Disputed General Unsecured Claim is ultimately disallowed, the Reserved New GM Securities allocated for that claim or such disallowed portion of that claim will become excess assets of the GUC Trust available for distribution to beneficiaries of GUC Trust Units.

As of March 31, 2012, the GUC Trust had 30,036,945 non-transferable GUC Trust Units issuable or outstanding, evidenced by notation on the books and records of the GUC Trust Administrator. Prior to the change of the GUC Trust Units into book-entry form, the GUC Trust Units are not certificated and are not transferable, assignable, pledged or hypothecated in whole or in part, except by applicable laws of descent or distribution (in the case of a deceased individual beneficiary of the GUC Trust), by operation of law, in accordance with applicable bankruptcy law, or as otherwise approved by the Bankruptcy Court. In addition, prior to the change of the GUC Trust Units into book-entry form, the GUC Trust Administrator is not required to recognize any equitable or other claims to such interest by the transferee of the GUC Trust Units, and the named beneficiary of the GUC Trust will remain the beneficiary for all purposes.

Book-Entry Only Issuance – The Depository Trust Company

Subsequent to the filing of this report on Form 8-K, the GUC Trust Units will change to book-entry form only, represented by one or more global certificates registered in the name of DTC, as depository, or Cede & Co., its nominee, for so long as DTC is willing to act in that capacity. Wilmington Trust Company, or its designated affiliate, will act as registrar and transfer agent, or in a similar capacity, for the GUC Trust Units, and shall facilitate the issuance of the GUC Trust Units through the DTC participant system (as necessary). Beneficiaries of GUC Trust Units will not receive physical certificates for their GUC Trust Units, and beneficial interests in the GUC Trust Units will not be directly registered on the books and records of the GUC Trust Administrator. The aggregate number of GUC Trust Units issued thereunder may from time to time be increased by adjustments made on the records of the GUC Trust and a corresponding increase in the number of GUC Trust Units evidenced by such global certificate (as will be specified in the schedule included as part of the global certificate or the issuance of further global certificates in respect of such additional GUC Trust Units).

Transferability of the GUC Trust Units

Upon the change of the GUC Trust Units into book-entry form, they will become transferable in accordance with the procedures of DTC and its direct and indirect participants.

Designation of a DTC Participant and Other Required Actions

In order to receive a distribution from the GUC Trust of GUC Trust Units, holders of Allowed General Unsecured Claims (other than holders of Note Claims and Eurobond Claims, each as defined in the GUC Trust Agreement) must designate a direct or indirect participant in DTC with whom such holder has an account and take such other ministerial actions (i) as specifically stated in Exhibit B to the GUC Trust Agreement and (ii) as the GUC Trust Administrator will from time to time reasonably require by written communication to the holders of such Allowed General Unsecured Claims. With respect to holders of Note Claims and Eurobond Claims, the GUC Trust will issue GUC Trust Units to such holders in accordance with the procedures of DTC and its participants.

If and so long as a holder of an Allowed General Unsecured Claim (other than the holders of Note Claims and Eurobond Claims) does not designate a direct or indirect participant in DTC and take the required actions described above, the GUC Trust Administrator will hold the GUC Trust Units (and corresponding New GM Securities) such holder is otherwise entitled to receive, together with any Excess GUC Trust Distributable Assets distributed in respect of the GUC Trust Units, until such time as such holder complies with the requirements. At any time following the date on which a holder of an Allowed General Unsecured Claim complies in full with the requirements, but in any event, as soon as practicable following the beginning of the calendar quarter next following such date, the GUC Trust Administrator will distribute to such holder the New GM Securities and GUC Trust Units and any distributions thereon to which such holder is entitled. However, if a holder has not complied with the requirements prior to the final distribution date, then (i) the GUC Trust Units otherwise distributable to such holder or holders will be deemed cancelled and not outstanding, and (ii) the Excess GUC Trust Distributable Assets otherwise distributable to such holders, including in respect of GUC Trust Units otherwise distributable to such holder, will be distributed pro rata to all beneficiaries of GUC Trust Units then outstanding on the final distribution date.

Voting Rights

A GUC Trust Unit beneficiary will have no title or right to, or possession, management, or control of, the GUC Trust or the GUC Trust assets, or to any right to demand a partition or division of such assets or to require an accounting of the GUC Trust Administrator or the GUC Trust Monitor. The whole legal title to the GUC Trust assets will be vested in the GUC Trust as a separate legal entity under the Delaware Act and the sole beneficial interest of the GUC Trust Unit beneficiaries will be as set forth in the GUC Trust Agreement.

Beneficiaries of GUC Trust Units will not have the right to vote or participate in the administration of the GUC Trust. They will have no right to appoint or remove the GUC Trust Monitor or the GUC Trust Administrator, although in certain circumstances they may petition the Bankruptcy Court for these purposes. Beneficiaries of a majority of GUC Trust Units may at any time petition the Bankruptcy Court for the removal of the GUC Trust Administrator or for the removal of the GUC Trust Monitor, but only for good cause shown. In determining whether the beneficiaries of a majority of the GUC Trust Units have concurred in any such petition, GUC Trust Units held by the GUC Trust Administrator or the GUC Trust Monitor or any of their respective affiliates will be disregarded.

Dividends

In certain circumstances, holders of Resolved Allowed Claims may receive cash in lieu of or in addition to New GM Securities. This could occur, for example, if New GM declared cash dividends on the New GM Common Stock held by the GUC Trust, in which case the holders of subsequently allowed claims would receive the cash dividends that had been paid in respect of the shares of New GM Common Stock that they receive. Also, if the GUC Trust sold New GM Warrants that were about to expire, the holders of subsequently Resolved Allowed Claims would receive the cash realized by the GUC Trust on the sale of the New GM Warrants that otherwise would have been distributed to them.

Potential Effects on the Rights of Beneficiaries of GUC Trust Units

If the GUC Trust Administrator determines that the Administrative Fund is not sufficient to satisfy the current or projected costs and expenses of the GUC Trust, or that the GUC Trust may be subject to current or projected Taxes on Distribution, the GUC Trust Administrator, with the approval of the GUC Trust Monitor, is authorized to reserve New GM Securities for these purposes. The GUC Trust Administrator may then liquidate such reserved New GM Securities to fund the administrative costs or Taxes on Distribution, with the required approval of the Bankruptcy Court (other than with respect to sales of New GM Securities for the purposes of funding Taxes on Distribution, pursuant to which only GUC Trust Monitor approval is required), and the proceeds from such liquidations of New GM Securities constitute the Other GUC Trust Administrative Cash. New GM Securities that are reserved or sold in this manner will not be available for distribution to the beneficiaries of GUC Trust Units. Therefore, any additional costs or Taxes on Distribution would reduce the assets available for distribution to beneficiaries of GUC Trust Units. After the GUC Trust has concluded its affairs, any funds remaining that were obtained from the New GM Securities sold to fund costs and expenses of the GUC Trust will be distributed to the beneficiaries of the GUC Trust Units.

Moreover, if the GUC Trust Administrator determines that the Residual Wind-Down Assets are not adequate to satisfy the Residual Wind-Down Claims and/or the Residual Wind-Down Expenses (and there is no remaining Other GUC Trust Administrative Cash designated to satisfy such claims or expenses), the GUC Trust Administrator is authorized to, with GUC Trust Monitor approval, reserve and, with Bankruptcy Court approval, sell New GM Securities to cover the shortfall. The cash raised by any such sales will be added to the Other GUC Trust Administrative Cash, which is used in part for the payment of the Residual Wind-Down Claims and Residual Wind-Down Expenses. To the extent that New GM Securities are reserved and sold to obtain funding to complete the wind-down of the Debtors or satisfy Residual Wind-Down Claims, such New GM Securities will not be available for distribution to the beneficiaries of the GUC Trust. Therefore, the amount of Residual Wind-Down Claims and Residual Wind-Down Expenses could reduce the assets of the GUC Trust available for distribution to beneficiaries of GUC Trust Units. After the GUC Trust has concluded its affairs, any funds remaining that were obtained from New GM Securities sold to fund the resolution of Residual Wind-Down Claims or the distribution of Residual Wind-Down Assets will be distributed to the beneficiaries of the GUC Trust Units.

Liquidation Distribution Upon Dissolution

The GUC Trust has an initial stated term of three years from the Effective Date. However, the duration of the GUC Trust may be extended upon application to and approval of the Bankruptcy Court as necessary to complete the claims resolution process and the wind-down of the Debtors. The GUC Trust will remain under the jurisdiction of the Bankruptcy Court throughout the term of its existence.

If, at the time of the Final Distribution Date (as defined in the GUC Trust Agreement), any Excess GUC Trust Distributable Assets or GUC Trust Units remain in the External Distribution Account (as defined in the GUC Trust Agreement), then (i) any such GUC Trust Units will be deemed cancelled and will cease to be outstanding, and (ii) to the extent permitted by law, any such Excess GUC Trust Distributable Assets will be distributed pro rata to all beneficiaries of the GUC Trust Units then outstanding on the Final Distribution Date, and, to the extent not so permitted, will otherwise be disposed of in accordance with applicable law.

Governing Law

The GUC Trust Agreement is governed by and construed in accordance with the laws of the State of Delaware without giving effect to rules governing conflicts of laws.

Indemnification of the GUC Trust Administrator and GUC Trust Monitor

To the fullest extent permitted by applicable law, the GUC Trust Administrator and its principals, directors, officers, employees, agents, representatives, attorneys, accountants, advisors and other professionals (including the Trust Professionals), which are collectively called the GUC Trust Administrator Parties, will be indemnified by the GUC Trust solely from the GUC Trust assets or the Residual Wind-Down Assets, as applicable, for any losses, claims, damages, liabilities and expenses, including reasonable attorneys’ fees, disbursements and related expenses which the GUC Trust Administrator Parties may incur or to which the GUC Trust Administrator Parties may become subject in connection with any action, suit, proceeding or investigation brought by or threatened against one or more of the GUC Trust Administrator Parties on account of the acts or omissions in their capacity as, or on behalf of, the GUC Trust Administrator; provided, however, that the GUC Trust will not be liable to indemnify any GUC Trust Administrator Party for any act or omission arising out of such GUC Trust Administrator Party’s respective actions that are determined by a final order of the Bankruptcy Court to be willful misconduct (including, but not limited to, conduct that results in a personal profit at the expense of the GUC Trust), gross negligence, fraud, malpractice, criminal conduct, unauthorized use of confidential information that causes damages, breach of fiduciary duty (to the extent applicable), or ultra vires acts.

Notwithstanding any provision herein to the contrary, the GUC Trust Administrator Parties will be entitled to obtain advances from the GUC Trust to cover their reasonable expenses of defending themselves in any action brought against them as a result of the acts or omissions, actual or alleged, of a GUC Trust Administrator Party in its capacity as such; provided, however, that the GUC Trust Administrator Parties receiving such advances will repay the amounts so advanced to the GUC Trust immediately upon the entry of a final, non-appealable judgment or order finding that such GUC Trust Administrator Parties were not entitled to any indemnity under the provisions of Section 9.6 of the GUC Trust Agreement. Any amounts payable to any GUC Trust Administrator Party pursuant to Section 9.6 of the GUC Trust Agreement will be satisfied as follows: (i) first from the Administrative Fund, (ii) second from the Other GUC Trust Administrative Cash, and (iii) third from the GUC Trust distributable assets as provided in Section 6.1(b) of the GUC Trust Agreement; provided, however, that the use of GUC Trust distributable cash or the sale and/or borrowing against GUC Trust distributable assets as contemplated in clause (iii) of the foregoing will be subject to the prior approval by the Bankruptcy Court, as provided in Section 6.1(b)(iv) of the GUC Trust Agreement. The indemnity as described above in respect of any GUC Trust Administrator Party will survive the termination of such GUC Trust Administrator Party from the capacity for which they are indemnified. Any claim, to the extent related to the wind-down of the Debtors’ affairs or the resolution or satisfaction of the Residual Wind-Down Claims or distribution of the Residual Wind-Down Assets, or to the extent otherwise related to the Residual Wind-Down Assets, will be satisfied in accordance with Section 6.13 of the GUC Trust Agreement.

To the fullest extent permitted by applicable law, the GUC Trust Monitor and its principals, directors, officers, employees, agents, representatives, attorneys, accountants, advisors and other professionals, which are collectively called the GUC Trust Monitor Parties, will not be subject to personal liability, and will be exculpated and indemnified, and will have the right to obtain advances to cover reasonable expenses of defense, to the same extent as the GUC Trust Administrator Parties pursuant to Sections 9.2, 9.4, 9.5, 9.6 and 10.3 of the GUC Trust Agreement. In no event will the GUC Trust Monitor Parties be liable for punitive, exemplary, consequential, special or other damages for a breach of, or otherwise in connection with, the GUC Trust Agreement under any circumstances.

Glossary of Defined Terms

“363 Transaction” means the transaction in which NGMCO, Inc. (now known as New GM) acquired substantially all of the assets and assumed certain liabilities of the Debtors pursuant to and subject to the terms of the MSPA.

“Additional Shares” means the additional shares of New GM Common Stock that New GM will be required to issue under the MSPA if the Bankruptcy Court finds that the estimated aggregate Allowed General Unsecured Claims against the Debtors exceed $35 billion.

“Administrative Fund” means the approximately $52.7 million in cash obtained by the GUC Trust from the Debtors to fund the fees and expenses incurred by the GUC Trust and on which the DIP Lenders maintain a lien.

“ADR Proceedings” means alternative dispute resolution proceedings, including mediation and arbitration.

“Allowed General Unsecured Claims” means the general unsecured claims against the Debtors that are allowed.

“Amended Objection” means the amended objection filed by the Committee on November 19, 2010 with respect to the Disputed Nova Scotia Claims.

“Avoidance Action General Unsecured Claims” means the Allowed General Unsecured Claims that arise in the amount of any recovery of proceeds if the Avoidance Action Trust Administrator is successful in its prosecution of the Term Loan Avoidance Action.

“Avoidance Action Trust” means the trust established under the Plan for the purpose of holding and prosecuting the Term Loan Avoidance Action.

“Avoidance Action Trust Administrator” means the administrator of the Avoidance Action Trust.

“Bankruptcy Code” means title 11 of the United States Code.

“Bankruptcy Court” means the United States Bankruptcy Court for the Southern District of New York.

“Budget” means the budget controlling the use of the Administrative Fund, as annexed to the Disclosure Statement approved by the Bankruptcy Court in connection with the Plan.

“Chapter 11 Cases” means the cases commenced by the Debtors’ filing of voluntary petitions for relief under chapter 11 of the Bankruptcy Code.

“Committee” means the Official Committee of Unsecured Creditors of the Debtors appointed by the Office of the United States Trustee in the Chapter 11 Cases.

“Confirmation Date” means March 29, 2011, the date that the Bankruptcy Court entered the Confirmation Order.

“Confirmation Order” means the order entered by the Bankruptcy Court on March 29, 2011 confirming the Plan.

“Consent Fee” means the $367 million cash payment funded by Old GM that purportedly settled certain litigation commenced by certain holders of the Nova Scotia Notes.

“Debtors” means MLC and its affiliated debtors and debtors-in-possession.

“Delaware Act” means the Delaware Statutory Trust Act, as amended.

“DIP Credit Agreement” means the Debtor-In-Possession Credit Agreement, dated as of July 10, 2009, by and among MLC, as borrower, the guarantors named therein, the U.S. Treasury, as lender, and the Governments of Canada and Ontario, through Export Development Canada, as lenders.

“DIP Lenders” means the U.S. Treasury and the Governments of Canada and Ontario, through Export Development Canada.

“Disputed General Unsecured Claims” means the general unsecured claims against the Debtors that are disputed at a given time.

“Disputed Nova Scotia Claims” means the Duplicative Claim and the Guarantee Claims.

“Dissolution Date” means December 15, 2011, the date that MLC filed a Certificate of Dissolution with the Secretary of State of Delaware and was dissolved.

“DTC” means the Depository Trust Company.

“Duplicative Claim” means the claim filed in the Chapter 11 Cases by Green Hunt Wedlake, in its capacity as bankruptcy trustee for Nova Scotia Finance.

“Effective Date” means March 31, 2011, the date that the Plan became effective.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excess GUC Trust Distributable Assets” the excess assets of the GUC Trust, including additional New GM Securities (if and to the extent such New GM Securities are not required for the satisfaction of the Resolved Allowed Claims) and Other GUC Trust Administrative Cash, if any, available for distribution in respect of the GUC Trust Units, either through a periodic distribution as provided for under the GUC Trust Agreement, or upon the dissolution of the GUC Trust, in each case subject to the terms and conditions of the GUC Trust Agreement and the Plan.

“First Objection” means the objection to the Disputed Nova Scotia Claims filed by the Committee on July 2, 2010.

“Form 8-K” means this Current Report on Form 8-K.

“‘G’ Reorganization Ruling” means the ruling MLC received from the IRS that the 363 Transaction together with the subsequent liquidation of MLC constitutes a reorganization under Section 368(a)(1)(G) of the Tax Code.

“Green Hunt Wedlake” means Green Hunt Wedlake, Inc.

“Guarantee Claims” means the claims filed in the Chapter 11 Cases by or on behalf of holders of the Nova Scotia Notes in connection with the guarantee of such notes.

“GUC Trust” means the Motors Liquidation Company GUC Trust.

“GUC Trust Administrator” means Wilmington Trust Company, not in its individual capacity but solely in its capacity as trust administrator and trustee of the GUC Trust.

“GUC Trust Administrator Parties” means the GUC Trust Administrator and its principals, directors, officers, employees, agents, representatives, attorneys, accountants, advisors and other professionals (including the Trust Professionals).

“GUC Trust Agreement” means the Motors Liquidation Company GUC Trust Agreement, dated as of March 30, 2011, by and among MLC, MLC of Harlem, Inc., MLCS, LLC, MLCS Distribution Corporation, Remediation and Liability Management Company, Inc., Environmental Corporate Remediation Company, Inc., the GUC Trust Administrator, and the GUC Trust Monitor, as subsequently amended.

“GUC Trust Monitor” means FTI Consulting, Inc., solely in its capacity as trust monitor of the GUC Trust.

“GUC Trust Monitor Parties” means the GUC Trust Monitor and its principals, directors, officers, employees, agents, representatives, attorneys, accountants, advisors and other professionals.

“GUC Trust Reports” means the quarterly reports filed by the GUC Trust with the Bankruptcy Court pursuant to the terms of the GUC Trust Agreement.

“GUC Trust Units” means the units of beneficial interests distributed to holders of Allowed General Unsecured Claims in proportion to the amount of their claims subject to certain rounding rules set forth in the GUC Trust Agreement. Each GUC Trust Unit represents the contingent right to receive a pro rata share of the Excess GUC Trust Distributable Assets.

“Initial Allowed General Unsecured Claims” means the approximately $29,771 million in Allowed General Unsecured Claims as of the Effective Date.

“IRS” means the Internal Revenue Service.

“Lock-Up Agreement” means the settlement agreement entered into by Old GM and certain holders of the Nova Scotia Notes.

“Minimum Threshold” means the threshold amount of Excess GUC Trust Distributable Assets that must be exceeded for the GUC Trust to make a distribution in respect of the GUC Trust Units.

“MLC” means Motors Liquidation Company.

“MSPA” means the Master Sale and Purchase Agreement dated as of July 10, 2009, by and among Old GM, certain of its debtor subsidiaries and NGMCO, Inc., as amended.

“New GM” means General Motors Company, formerly known as NGMCO, Inc.

“New GM Common Stock” means the common stock of New GM.

“New GM Securities” means the New GM Common Stock and the New GM Warrants.

“New GM $10.00 Warrants” means the warrants to acquire shares of New GM Common Stock at an exercise price of $10.00 per share, expiring July 10, 2016.

“New GM $18.33 Warrants” means the warrants to acquire shares of New GM Common Stock at an exercise price of $18.33 per share, expiring July 10, 2019.

“New GM Warrants” means the New GM $10.00 Warrants and the New GM $18.33 Warrants.

“Non-U.S. Holders” means holders that are not “United States persons” within the meaning of the Tax Code.

“Nova Scotia Adversary Proceeding” means the adversary complaint filed on March 1, 2012 by the GUC Trust in connection with the Chapter 11 Cases.

“Nova Scotia Finance” means General Motors Nova Scotia Finance Company, a Nova Scotia unlimited liability company and a subsidiary of Old GM.

“Nova Scotia Notes” means certain notes issued in 2003 by Nova Scotia Finance and guaranteed by Old GM.

“NYSE” means the New York Stock Exchange.

“Objection” means the First Objection and the Amended Objection.

“OID” means original issue discount.

“Old GM” means MLC, formerly known as General Motors Corporation.

“Plan” means the Debtors’ Second Amended Joint Chapter 11 Plan, filed with the Bankruptcy Court on March 18, 2011.

“QSF” means Qualified Settlement Fund.

“Reporting and Transfer Cash” means the approximately $5.65 million obtained by the GUC Trust from the sale of New GM Securities on or about May 27, 2011, and earnings thereon, designated for the satisfaction of Reporting and Transfer Costs.

“Reporting and Transfer Costs” are expenses related to certain regulatory reporting requirements and actions that are not covered by the Budget.

“Reserved New GM Securities” means the reserve of New GM Securities created to ensure that there are sufficient New GM Securities to distribute to all holders of Resolved Allowed Claims as if such holders were holders of Initial Allowed General Unsecured Claims.

“Residual Wind-Down Assets” means the approximately $38,606,915 in cash transferred by the Debtors to the GUC Trust on the Dissolution Date to satisfy the Residual Wind-Down Claims and Residual Wind-Down Expenses as well as the benefit of approximately $2.8 million in prepaid expenses.

“Residual Wind-Down Claims” means all disputed administrative expenses, priority tax claims, priority non-tax claims, and secured claims against the Debtors that were remaining as of the Dissolution Date.

“Residual Wind-Down Expenses” means the costs, fees and expenses relating to satisfying and resolving the Residual Wind-Down Claims.

“Resolved Allowed Claims” means the Avoidance Action General Unsecured Claims and the Resolved Disputed Claims.

“Resolved Disputed Claims” means previously Disputed General Unsecured Claims that are subsequently allowed.

“Sale Order” means the order entered by the Bankruptcy Court on March 8, 2012 granting the motion of the GUC Trust Administrator to liquidate New GM Securities to fund the fees, costs and expenses of the GUC Trust and the Avoidance Action Trust and to transfer a portion of the resulting proceeds to the Avoidance Action Trust.

“SEC” means the Securities and Exchange Commission.

“Section 2.3(a) Distribution” means the distribution of New GM Securities and GUC Trust Units by the GUC Trust on or about January 13, 2012 pursuant to Section 2.3(a) of the GUC Trust Agreement.

“Tax Code” means the Internal Revenue Code of 1986, as amended.

“Term Loan Avoidance Action” means the legal action styled as Official Committee of Unsecured Creditors of Motors Liquidation Co. v. JPMorgan Chase Bank, N.A., et al., Adv. Pro. No. 09-00504 (Bankr. S.D.N.Y. July 31, 2009).

“TIN” means taxpayer identification number.

“Trust Professionals” means the professionals engaged by the GUC Trust Administrator to assist in the administration of the GUC Trust.

“USRPHC” means United States real property holding corporation.

“USRPIs” means United States real property interests.

“U.S. Treasury” means the United States Department of the Treasury.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits. The following exhibit is furnished with this Form 8-K.

Exhibit No.	Description

99.1	Amended and Restated Motors Liquidation Company GUC Trust Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 12, 2012

MOTORS LIQUIDATION COMPANY GUC TRUST

By: Wilmington Trust Company, not in its individual capacity, but solely in its capacity as trust administrator and trustee of the Motors Liquidation Company GUC Trust

By:	/s/ David A. Vanaskey
Name:	David A. Vanaskey
Title:	Vice President of Wilmington Trust
Company

EXHIBIT INDEX

Exhibit No.	Description

99.1	Amended and Restated Motors Liquidation Company GUC Trust Agreement

59